UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

_____________________

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

______________________

SYBLEU INC.
(Exact name of registrant as specified in its charter)

Wyoming	7389	85-1412307
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer Identification Number)
incorporation or organization)	Classification Code Number)

   _______________________

4700 Spring Street, Suite 304, La Mesa, California, 91942

(619) 702-1404

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

     ________________________

Attn: David R. Koos

Chief Executive Officer

SYBLEU INC.

4700 Spring Street, Suite 304

La Mesa, CA 91942

Tel: 619-702-1404

(Name, address, including zip code, and telephone number, including area code, of agent for service)

   _________________________

Copies to:

Law Offices of William Aul

1600 Hotel Circle North

Suite 207

San Diego, CA 92108

Tel: 619 497 2555

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CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Share(1)	Proposed Maximum Aggregate Offering Price(1)	Aggregate Amount of Registration Fee	(1)
Common Stock, par value $0.0001 per share	9,352,119	$0.0001	$935.21	$1.23

We are registering 9,352,119 shares of our common stock that will be distributed by Cell Source Research, Inc. as a dividend in kind on a pro rata basis to:

(a)	Holders of the outstanding common shares of Cell Source Research, Inc. a Delaware corporation, as of the record date which is _______

1) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rules 457(f) under the Act.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicated by check mark whether the Registrant is large accelerated filer, an accelerated filer, a non-accelerated filer or a small reporting company as defined in Rule 12b-2 of the Securities Exchange Act of 1934.  (Check one unless a smaller reporting company.)

Large Accelerated Filer ☐	Accelerated Filer ☐
Non-accelerated Filer ☐	Smaller Reporting Company ☒

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file an amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

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SUBJECT TO COMPLETION, DATED ____________ 2020

SYBLEU INC.

9,352,119 Shares of Common Stock

You may only rely on the information contained in this prospectus or that we have referred you to. We have not authorized anyone to provide you with different information. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the common stock offered by this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any common stock in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this prospectus nor any sale made in connection with this prospectus shall, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus is correct as of any time after its date.

We are furnishing this prospectus to the common shareholders of Cell Source Research, Inc. a Delaware corporation. This prospectus relates to the distribution on a pro rata basis as a dividend in kind of 9,352,119 of our common shares, par value $0.0001, currently owned by Cell Source Research, Inc. (“CSR”) to Holders of record of the outstanding common shares of CSR as of the record date which is ____,2020

SHAREHOLDERS OF CSR SHALL RECEIVE 1 COMMON SHARE OF SYBLEU INC. FOR EACH 10 COMMON SHARES OF CSR HELD AS OF THE RECORD DATE WHICH IS ____, 2020.

Shareholders of CSR will receive a proportionate allocation of the shares to be distributed in relation to the total number of common shares to which they are shareholders of record as of the record date. The record date is ___, 2020 (“Record Date”). The distribution of the 9,352,119 common shares of SYBLEU INC. to the common shareholders of CSR will occur on ____,2020 (“Distribution Date”). No fractional shares will be distributed. Where the distribution to the shareholder would result in a fractional share, that distribution will be rounded up to the nearest whole share amount. As of the date of this document, no public market exists for the common shares of SYBLEU INC.

The date of this prospectus is _______________.

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Contents

PROSPECTUS SUMMARY	5
ABOUT THIS OFFERING	7
SUMMARY FINANCIAL AND OPERATING INFORMATION	8
EXEMPTIONS UNDER JUMPSTART OUR BUSINESS STARTUPS ACT	9
RISK FACTORS	10
FORWARD LOOKING STATEMENTS	18
USE OF PROCEEDS	18
DETERMINATION OF OFFERING PRICE	18
DILUTION	18
DISTRIBUTING SECURITY HOLDER	19
PLAN OF DISTRIBUTION	20
TAX MATTERS	20
DESCRIPTION OF SECURITIES TO BE REGISTERED	21
INTERESTS OF NAMED EXPERTS AND COUNSEL	21
BUSINESS	22
PROPERTIES	30
LEGAL PROCEEDINGS	30
MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS	30
FINANCIAL STATEMENTS	31
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS	42
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE	43
DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS	43
TRANSACTIONS WITH RELATED PERSONS	44
CORPORATE GOVERNANCE	45
SUMMARY COMPENSATION TABLES	46
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	46
AVAILABLE INFORMATION	47
DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES.	48

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PROSPECTUS SUMMARY

This summary highlights certain information contained elsewhere in this prospectus. Because it is a summary, it may not contain all of the information that is important to you. Before investing in our common stock, you should read this entire prospectus carefully, especially the sections entitled “Risk Factors” beginning on page 9 and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” beginning on page 42 , as well our financial statements and related notes included elsewhere in this prospectus. In this prospectus, the terms “SYBLEU INC.” “SYBLEU” “Company,” “we,” “us” and “our” refer to SYBLEU INC. In this prospectus, the terms “Cell Source Research, Inc.” and “CSR” refer to Cell Source Research, Inc.

About Us

We were incorporated June 12, 2020 under the laws of the State of Wyoming. We are a majority owned subsidiary of Cell Source Research, Inc., a Delaware corporation. We intend to engage primarily in the development of regenerative medical applications up to the point of successful completion of Phase I and or Phase II clinical trials after which the Company would either attempt to sell or license those developed applications or, alternatively, advance the application further to Phase III clinical trials. The primary factor to be considered by us in arriving at a decision to advance an application further to Phase III clinical trials would be a greater than anticipated indication of efficacy seen in Phase I trials.

As of July 21, 2020 we have not licensed, developed or commercialized any existing therapies. On July 14,2020 we were assigned all right, title, and interest to intellectual property related to methods, devices, and techniques useful for enhancing function of a cellular graft through photoceutical manipulation. These rights were assigned to us by the Company’s Chief Executive Officer and Entest BioMedical, Inc., a California corporation controlled by the Company’s Chief Executive Officer. This intellectual property forms the basis of the Company’s first medical applications under development (“Cell Transplant IP”).

The Cell Transplant IP are methods, devices, and techniques useful for enhancing function of a cellular graft through photoceutical manipulation.

The Cell Transplant IP encompasses the following:

(a)	Methods of increasing efficacy of a cell for use in transplantation by pretreatment of said cell prior to transplantation with a laser irradiation
(b)	Methods of augmenting efficacy of a cellular graft subsequent to transplantation by treating the area in which said graft will be transplanted with laser irradiation
(c)	Methods of decreasing neutropenic (Neutropenia is a condition that results when the body does not have enough neutrophils, an important white blood cell that fights infections) time in a patient subsequent to a hematopoietic cell transplantation consisting of: i) extraction of a hematopoietic ( blood cell forming) stem cell source; ii) administration of low level laser irradiation to said hematopoietic stem cell source at a sufficient energy and wavelength to increase hematopoietic reconstitution activity of said hematopoietic stem cell source; iii) administration of treated cells; and/or iv) providing low level laser irradiation to long bones of said patient at a sufficient energy and wavelength to increase hematopoietic stem cell engraftment.
(d)	Methods of treating a cytopenia (low blood cell count) consisting of : i) extraction of a hematopoietic stem cell source; ii) administration of low level laser irradiation to said hematopoietic stem cell source at a sufficient energy and wavelength to increase hematopoietic reconstitution activity of said hematopoietic stem cell source; iii) administration of treated cells; and/or iv) providing low level laser irradiation to long bones of said patient at a sufficient energy and wavelength to increase hematopoietic stem cell engraftment.
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On July 14, 2020 the Company filed a provisional patent application with the United States Patent and Trademark Office in order to seek patent protection for the Cell Transplant IP. It is the intent of the Company to file a nonprovisional patent application within one year of the original provisional patent application in order to claim the priority date of the previously filed provisional patent application.

As the Cell Transplant IP utilizes human cells, the Company has concluded that the Cell Transplant IP is a biological product. In the United States, the United States Food and Drug Administration (“ FDA”) regulates biologics and requires new product approvals or clearances to assure safety and effectiveness of these products.

For products that are regulated as biologics, the FDA requires: (i) nonclinical animal testing to establish a safety profile and/or a starting dose for initiation of clinical trials in humans; (ii) submission to the FDA of an Investigational New Drug application, which must become effective prior to the initiation of human clinical trials; (iii) adequate and well-controlled clinical trials to demonstrate the safety, purity and potency, or effectiveness, of the product for its intended use; (iv) submission to the FDA of a Biologics License Application (“BLA”); and (v) review and approval of the BLA as well as pre-approval inspections of the manufacturing facility by the FDA.

For purposes of BLA approval, human clinical trials are typically conducted in three sequential phases:

Phase 1—The biological product is initially tested for safety and tolerability. In the case of biological products and those for severe or life-threatening diseases, the initial human testing is generally conducted in patients. These trials may also provide early evidence on effectiveness.

Phase 2—These trials are conducted in a limited number of subjects in the target population to determine a safe and effective dosage to evaluate in Phase 3 and to identify possibly related adverse effects and safety risks. Multiple Phase 2 clinical trials may be conducted by the sponsor to obtain information prior to beginning larger and more expensive Phase 3 clinical trials.

Phase 3—Phase 3 trials are undertaken to provide evidence of clinical efficacy and to further evaluate dosage, potency, and safety in an expanded patient population at multiple clinical trial sites. Phase 3 studies are performed after preliminary evidence suggesting effectiveness of the product has been obtained, and are intended to establish the overall benefit-risk relationship of the investigational product, and to provide an adequate basis for product approval and labeling.

The Company’s current intent with regard to the Cell Transplant IP is to advance the FDA approval process up to the point of successful completion of Phase I clinical trials after which the Company would either attempt to sell or license the Cell Transplant IP.

The Company estimates that it will require one year and $500,000 to complete preclinical studies, obtain FDA approval to initiate a Phase 1 clinical trial, and to complete a clinical trial. These estimates are derived from management’s prior experience and may be subject to revision based on a multitude of factors including, but not limited to, time required to retain a Contract Research Organization, preclinical experimentation results, and availability of capital.

As of June 30, 2020 we had $5,050 cash on hand and current liabilities of $11,329. From inception to June 30, 2020 the Company has met its cash needs by borrowing from related parties including the Company’s Chief Executive Officer and a corporation controlled by the Company’s Chief Executive Officer. In the absence of third party capital funding, the Company intends to rely significantly upon loans from related parties to meet our cash requirements over the next twelve months therefore we have concluded that we will be able to satisfy our cash requirements over the next twelve month. However, we have not entered into written agreements guaranteeing funds and, therefore, no one, including any related party, is obligated to provide funds to us in the future.

Although we feel we will be able to satisfy our cash requirements over the next twelve months, we also feel that we shall be required to seek additional financing in the future. Management plans to raise additional funds by obtaining governmental and non governmental grants as well as offering securities for cash. Management has yet to decide what type of offering the Company will use or how much capital the Company will raise. There is no guarantee that the Company will be able to raise any capital through any type of offerings. Management can give no assurance that any governmental or non governmental grant will be obtained by the Company despite the Company’s best efforts.

The foregoing statements that are not historical facts, including statements about SYBLEU’s plans, beliefs or expectations, are forward-looking statements. These statements are based on plans, estimates and projections at the time SYBLEU made the original statement, and you should not place undue reliance on them as these plans, estimates and projections may be subject to change. Forward-looking statements involve inherent risks and uncertainties and SYBLEU cautions you that a number of important factors could cause actual results to differ materially from those contained in any such forward-looking statement.

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ABOUT THIS OFFERING

Shares Issued	On _____, 2020 CSR will issue to all CSR common shareholders of record on the Record Date ( _____,2020) a pro rata distribution of 9,352,119 common shares of SYBLEU INC., Inc. owned by CSR. Shareholders of CSR shall receive 1 common share of SYBLEU INC. for every 10 shares of CSR common share owned as of the Record Date. No fractional shares will be distributed. Where the distribution to the shareholder would result in a fractional share, that distribution will be rounded up to the nearest whole share amount.

Distribution Date	_____, 2020
U.S. Federal Income Tax Consequences of the Distribution	Herman Pettegrove, attorney at law, who acted as special legal counsel to the Company in regards to this distribution, opined that no gain or loss will be recognized by, or be includible in the income of, a U.S. Holder as a result of the Distribution; The aggregate tax basis of the Shares distributed and Cell Source Research, Inc. securities held by each U.S. Holder immediately after the Distribution will be the same as the aggregate tax basis of the Cell Source Research, Inc. securities held by the U.S. Holder immediately before the Distribution, allocated between the Shares and the Cell Source Research, Inc. securities in proportion to their relative fair market values on the date of the Distribution. Distributees should consult with a tax professional with regards to the tax impact of this distribution ( See page 20)

Secondary Market	There is currently no existing public market for the common shares of the Company
Dividend Policy	The Company does not anticipate payment of dividends to shareholders in the foreseeable future.

Appraisal Rights	Holders of CSR common shares have no dissenters’ rights of appraisal in connection with this distribution of the Company’s common shares.

Relationship between CSR and the Company subsequent to the Distribution.

CSR will own approximately 0.00935% of the outstanding shares of the Company following the distribution. The sole officer and director of CSR, David Koos will be Chairman, CEO and sole director of the Company following the distribution and will own 6,112,227 common shares of the Company as a result of the distribution. Joseph Vaini, a shareholder of CSR and CFO of the Company, will own 210,790 shares of the Company as a result of the distribution CSR and Management of the Company combined will own approximately 67 % of the Company and will control approximately 67% of the voting power of the Company following the distribution.

An investment in our common stock involves a high degree of risk.  Risk factors include, but are not limited to, our limited operating history, the fact that we do not own our own laboratory or manufacturing facilities, serious doubt over our ability to continue as a going concern, the early stage of development of our products as well as the regulatory climate of the industry in which we compete. In addition, no public market currently exists for shares of our common stock, nor may a public market ever exist, and trading in our common shares, should a public market develop, will most likely be subject to the “penny stock” rules. For a more comprehensive discussion of Risk Factors related to our common shares see “Risk Factors” beginning on

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SUMMARY FINANCIAL AND OPERATING INFORMATION

The following selected financial information is derived from our Financial Statements appearing elsewhere in this Prospectus and should be read in conjunction with our Financial Statements, including the notes thereto, appearing elsewhere in this Prospectus.

As of
June 30, 2020

Selected Balance Sheet Information:

Cash	$5,050
Current assets	$8,550
Total Assets	$8,550

Current liabilities	$11,329
Total liabilities	$11,329
Total stockholders' equity (deficit)	$(3,859)

For the Period beginning with inception ( June 12,2020) and ended June 30,2020
Selected Statement of Operations Information:

Revenues	$0
Gross profit	0
Total operating expenses	3,859
Operating income (loss)	(3,859)
Net income (loss) to common shareholders	$(3,859)

Basis and diluted earnings (loss) per common share	$(0.000)

Weighted average common shares outstanding basic and diluted	9,353,000
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EXEMPTIONS UNDER JUMPSTART OUR BUSINESS STARTUPS ACT

As a company with less than $1.0 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart our Business Startups Act of 2012, or the JOBS Act.

An emerging growth company may take advantage of specified reduced reporting requirements and is relieved of certain other significant requirements that are otherwise generally applicable to public companies. As an emerging growth company:

•	we are permitted to present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations;
•	we are exempt from the requirement to obtain an attestation and report from our auditors on the assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002;
•	we are permitted to provide less extensive disclosure about our executive compensation arrangements; and
•	we are not required to give our stockholders non-binding advisory votes on executive compensation or golden parachute arrangements.

We may take advantage of these provisions for up to five years subsequent to the effective date of this registration statement or such earlier time that we are no longer an emerging growth company. We will cease to be an emerging growth company upon the earliest of (i) the last day of the first fiscal year in which our annual gross revenues exceed $1 billion, (ii) December 31 of the fiscal year that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, or the Exchange Act, which would occur if the market value of our common stock held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter and we have been publicly reporting for at least 12 months or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three-year period.

We hereby elect to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(1).

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RISK FACTORS

An investment in our common stock involves a high degree of risk.  You should carefully consider the risks described below as well as other information provided to you in this prospectus, including information in the section of this document entitled “Information Regarding Forward Looking Statements.”  If any of the following risks actually occur, our business, financial condition or results of operations could be materially adversely affected, the value of our common stock could decline, and you may lose all or part of your investment. The following discussion and analysis should be read in conjunction with the other financial information and consolidated financial statements and related notes appearing in this prospectus.

Risks Related to our Business:

WE HAVE A LIMITED OPERATING HISTORY UPON WHICH AN EVALUATION OF OUR PROSPECTS CAN BE MADE.

The Company was incorporated June 12, 2020 and has only been pursuing its current business plan since June 13, 2020. The Company has never generated positive cash flow from operations. Due to the early stage of our development, limited financial and other historical data is available for investors to evaluate whether we will be able to fulfill our business strategy and plans.  Further, financial and other limitations may force us to modify, alter, or significantly delay the implementation of such plans.   We may incur substantial losses in the future, making it extremely difficult to implement our business plans and strategies and sustain our then current level of operations.  Furthermore, no assurances can be given that our strategy will result in an improvement in operating results or that our operations will become profitable.

THERE IS SUBSTANTIAL DOUBT ABOUT THE COMPANY’S ABILITY TO CONTINUE AS A GOING CONCERN.

Our auditor’s report dated ______- expresses an opinion that substantial doubt exists as to whether we can continue as an ongoing concern.  Because obtaining investment capital in not certain, we may not have the funds necessary to continue our operations.   Our ability to meet our operating needs depends in large part on our ability to secure third party financing.  We cannot provide any assurances that we will be able to obtain financing.

THE COMPANY DOES NOT CURRENTLY OWN OR OPERATE ANY LABORATORY OR MANUFACTURING FACILITIES, THE COMPANY CAN PROVIDE NO ASSURANCE THAT THE USAGE OF SUCH FACILITIES CAN BE OBTAINED ON TERMS FAVORABLE TO THE COMPANY

The Company does not currently own or operate any laboratory or manufacturing facilities. As a result, we plan to outsource certain functions, tests and services to Contract Research Organizations (“CROs”) and collaborators as well as outsourcing manufacturing to collaborators and/or contract manufacturers. We also plan to engage a CRO to run all aspects of preclinical studies and a clinical trial on our behalf. There is no assurance that such individuals or organizations will be able to provide the functions, tests, or services as agreed upon or in a quality fashion or on terms favorable to the Company. Any failure to do so could cause us to suffer significant delays in the development of our products.

WE ARE IN THE EARLY STAGES OF DEVELOPING OUR PRODUCTS, THE EFFECTIVENESS OF WHICH ARE UNPROVEN.

The Company is currently in the early stage of developing its Cell Transplant IP. No assurance can be given that the Cell Transplant IP will prove effective for its intended purpose.

COMPETITORS WITH MORE RESOURCES MAY FORCE US OUT OF BUSINESS.

In the event that we have sufficient financial resources, we anticipate that we will compete with many large and well-established companies. Aggressive pricing by our competitors or the entrance of new competitors into our markets could reduce our revenue and profit margins and otherwise result in significant financial losses that could result in insolvency or bankruptcy.

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WE WILL NEED TO RAISE ADDITIONAL CAPITAL TO CARRY OUT OUR BUSINESS PLAN.

To date, the Company’s operations have not generated cash flow sufficient to fund our capital requirements and there can be no assurance given that the Company’s operations will do so in the future. To date, the Company has generated no cash flow from operations and there can be no assurance given that the Company’s operations will do so in the future. As of June 30, 2020 the Company has cash of $5,050 which is insufficient to enable the Company to operate over the subsequent six months. There is no guarantee that we will be able to access additional capital at rates and on terms which are attractive to us, if at all.  Without the additional funding needed to fund our growth we may not be able to grow as planned.

WE MAY NOT BE ABLE TO ATTAIN PROFITABILITY WITHOUT SIGNIFICANT ADDITIONAL FINANCING WHICH MAY BE UNAVAILABLE.

We have negative equity as of June 30, 2020, minimal working capital and no clear plan to raise additional capital. To date, have have funded our operations with minimal financial resources, and we have not generated sufficient cash from operations to be profitable or to maintain sufficient inventory. Unless we are successful in generating sufficient revenues to finance operations as a going concern while also achieving profitability and positive cash flow, we may experience liquidity and solvency problems. Such liquidity and solvency problems may force us to cease operations if additional financing is not available.

WE MAY NOT BE ABLE TO RAISE ADDITIONAL CAPITAL ON ACCEPTABLE TERMS.

We are aware that our business may require significant capital in the future each year and for many years even if we can implement our business plans. We are also aware that any business that grows typically has negative cash flow as funds are needed to support higher levels of inventory and receivables together with higher advertising and marketing expenditures. As a result of these and related circumstances and even if we are successful in implementing our business plan, any person who acquires our Common Stock or our Preferred Stock will likely suffer significant and immediate dilution and otherwise become subordinate to the rights and claims of creditors. In addition, any financing that we obtain may not, however, be available on terms favorable to us, or at all. Our ability to obtain additional funding will be subject to various factors, including market conditions, our operating performance, lender sentiment and our ability to incur additional debt in compliance with other contractual restrictions, such as financial covenants under our credit facility. These factors may make the timing, amount, terms and conditions of additional financings unattractive. Our inability to raise capital could impede our growth. Any person who acquires our securities should be prepared to lose all of their investment.

WE RELY ON HIGHLY SKILLED PERSONNEL AND, IF WE ARE UNABLE TO RETAIN OR MOTIVATE KEY PERSONNEL OR HIRE QUALIFIED PERSONNEL, WE MAY NOT BE ABLE TO GROW EFFECTIVELY.

Our performance largely depends on the talents and efforts of highly skilled individuals. Competition in our industry for qualified employees is intense.  In addition, our compensation arrangements may not always be successful in attracting new employees and retaining and motivating our existing employees.  Our continued ability to compete effectively depends on our ability to attract new employees and to retain and motivate our existing employees.

THE COMPANY DOES NOT MAINTAIN CERTAIN INSURANCE, INCLUDING ERRORS AND OMISSIONS INSURANCE.

The Company has limited capital and, therefore, does not currently have a policy of insurance against liabilities arising out of the negligence of its officers and directors and/or deficiencies in any of its business operations.  Even assuming that the Company obtained insurance, there is no assurance that such insurance coverage would be adequate to satisfy any potential claims made against the Company, its officers and directors, or its business operations or products.  Any such liability which might arise could be substantial and may exceed the assets of the Company.

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WE MAY HAVE DIFFICULTY IN ATTRACTING AND RETAINING MANAGEMENT AND OUTSIDE INDEPENDENT MEMBERS TO OUR BOARD OF DIRECTORS AS A RESULT OF THEIR CONCERNS RELATING TO THEIR INCREASED PERSONAL EXPOSURE TO LAWSUITS AND STOCKHOLDER CLAIMS BY VIRTUE OF HOLDING THESE POSITIONS IN A PUBLICLY-HELD COMPANY.

We are aware that directors and management of publicly-traded corporations are increasingly concerned with the extent of their personal exposure to lawsuits and stockholder claims, as well as governmental and creditor claims which may be made against them, particularly in view of recent changes in securities laws imposing additional duties, obligations and liabilities on management and directors. Due to these perceived risks, directors and management are also becoming increasingly concerned with the availability of directors’ and officers’ liability insurance to pay on a timely basis the costs incurred in defending such claims. We currently do not carry directors’ and officers’ liability insurance. Directors’ and officers’ liability insurance has recently become much more expensive and difficult to obtain. If we are unable to provide directors’ and officers’ liability insurance at affordable rates or at all, it may become increasingly more difficult to attract and retain qualified outside directors to serve on our board of directors. We may lose potential independent board members and management candidates to other companies that have greater directors’ and officers’ liability insurance to insure them from liability or to companies that have revenues or have received greater funding to date which can offer more lucrative compensation packages. The fees of directors are also rising in response to their increased duties, obligations and liabilities as well as increased exposure to such risks. As a company that was recently incorporated on June 12, 2020 and limited resources, we will have a more difficult time attracting and retaining management and outside independent directors than a more established company due to these enhanced duties, obligations and liabilities.

IN THE FUTURE WE MAY BE SUBJECT TO INTELLECTUAL PROPERTY RIGHTS CLAIMS, WHICH ARE COSTLY TO DEFEND, COULD REQUIRE US TO PAY DAMAGES AND COULD LIMIT OUR ABILITY TO SELL SOME OF OUR PRODUCTS.

Although we have not been subject to any intellectual property litigation or infringement claims, we may be in the future, which could cause us to incur significant expenses to defend such claims, divert management’s attention or prevent us from manufacturing, selling or using some aspect of our products.  If we chose or are forced to settle such claims, we may be required to pay for a license to certain rights, paying royalties on both a retrospective and prospective basis, and/or cease our manufacturing and sale of certain products that are alleged to be infringing.  Future infringement claims against us by third parties may adversely impact our business, financial condition and results of operations.

WE MAY BE SUBJECT TO VARIOUS FORMS OF LITIGATION INCLUDING, BUT NOT LIMITED TO, CLASS ACTION LAWSUITS, WHICH ARE COSTLY TO DEFEND, COULD REQUIRE US TO PAY DAMAGES AND COULD LIMIT OUR ABILITY TO SELL SOME OF OUR PRODUCTS.

Companies have been the target of class action lawsuits and other proceedings alleging, among other things, violations of federal and state workplace and employment laws. Proceedings of this nature, if successful, could result in our payment of substantial damages.

Our results of operations may be adversely affected by legal or governmental proceedings brought by or on behalf of employees or consumers. In recent years, a number of companies, including juice companies, have been subject to lawsuits, including class action lawsuits, alleging violations of federal and state law. A number of these lawsuits have resulted in the payment of substantial awards by the defendants. Although we are not currently a party to any material class action lawsuits, we could incur substantial damages and expenses resulting from lawsuits, which would increase the cost of operating the business and decrease the cash available for other uses.

WE ARE SUBJECT TO NUMEROUS LAWS AND REGULATIONS, FAILURE TO COMPLY WITH THOSE LAWS AND REGULATIONS MAY ADVERSELY IMPACT OUR BUSINESS.

Products we are currently developing and which may be developed by us would be highly regulated. We currently have no products approved for sale and we cannot guarantee that we will ever have marketable products. The development of a product candidate and issues relating to its approval and marketing are subject to extensive regulation by the Food and Drug Administration (FDA) in the United States and regulatory authorities in other countries, with regulations differing from country to country. We are not permitted to market our product candidates in the United States until we receive approval of a New Drug Application (NDA) or a Biologic License Application (BLA), as applicable, from the FDA.

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In the United States, NDAs and BLAs must include extensive preclinical and clinical data and supporting information to establish the product candidate’s safety and effectiveness for each desired indication. NDAs and BLAs must also include significant information regarding the chemistry, manufacturing and controls for the product. Obtaining approval of a NDA or BLA is a lengthy, expensive and uncertain process, and we may not be successful in obtaining approval. Regulators of other jurisdictions, such as the European Medicines Agency (EMA) , a European Union agency for the evaluation of medicinal products, have their own procedures for approval of product candidates. Even in the event that a product is approved, the FDA or the EMA, as the case may be, may limit the indications for which the product may be marketed, require extensive warnings on the product labeling or require expensive and time-consuming clinical trials or reporting as conditions of approval. Regulatory authorities in countries outside of the United States and Europe also have requirements for approval of drug candidates with which we must comply prior to marketing in those countries. Obtaining regulatory approval for marketing of a product candidate in one country does not ensure that we will be able to obtain regulatory approval in any other country.

NO APPROVAL HAS BEEN GRANTED BY THE FDA FOR THE MARKETING AND SALE OF THE CELL TRANSPLANT IP

A Biologic License Application has not been submitted to the FDA. No approval has been granted by the FDA for the marketing and sale of the Cell Transplant IP.

THE COMPANY CAN PROVIDE NO ASSURANCE THAT IT WILL BE ABLE TO SELL OR LICENSE ANY PRODUCT UNDER DEVELOPMENT OR WHICH WE MAY DEVELOP IN THE FUTURE.

We can provide no assurance that the Company will be able to sell or license any product which we may develop or that, if such product is sold or licensed, such sale or license will be on terms favorable to the Company.

WE HAVE NOT OBTAINED PATENT PROTECTION FOR OUR INTELLECTUAL PROPERTY.

The Company has not obtained patent protection on any of its intellectual property.  Although the Company plans on attempting to obtain patents on its products and services, there can be no assurance that the Company can obtain effective protection against unauthorized duplication or the introduction of substantially similar products.

LIABILITY OF DIRECTORS FOR BREACH OF DUTY OF CARE IS LIMITED. OUR BYLAWS INDEMNIFY MEMBERS OF OUR BOARD OF DIRECTORS, OUR OFFICERS, EMPLOYEES, AND AGENTS AND PERSONS WHO FORMERLY HELD SUCH POSITIONS, AND THE LEGAL REPRESENTATIVES OF ANY OF THEM, TO THE FULLEST EXTENT LEGALLY PERMISSIBLE UNDER THE WYOMING GENERAL CORPORATION ACT AGAINST ANY OR ALL EXPENSE, LIABILITY AND LOSS REASONABLY INCURRED IN DEFENDING A CIVIL OR CRIMINAL ACTION, SUIT OR PROCEEDING TO WHICH ANY SUCH PERSON SHALL HAVE BECOME SUBJECT BY REASON OF HIS HAVING HELD SUCH A POSITION OR HAVING ALLEGEDLY TAKEN OR OMITTED TO TAKE ANY ACTION IN CONNECTION WITH SUCH POSITION.

Section 17-16-851 of the Wyoming Business Corporation Act provides that a corporation may indemnify a director against liability incurred in a proceeding if:

(i) (A)the director conducted himself in good faith; and

(B) he reasonably believed that his conduct was in or at least not opposed to the corporation’s best interests; and

(C) in the case of any criminal proceeding, the director had no reasonable cause to believe his conduct was unlawful; or

(ii) the director engaged in conduct for which broader indemnification has been made permissible or obligatory under a provision of the articles of incorporation, as authorized by Section 17-16-202(b)(v) of the Wyoming Business Corporation Act.

A director’s conduct with respect to an employee benefit plan for a purpose the director reasonably believed to be in the interests of the participants in and beneficiaries of the plan is conduct that satisfies the requirement of subparagraph (a)(i)(B) of Section 17-16-851.

The termination of a proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent is not, of itself, determinative that the director did not meet the standard of conduct described in Section 17-16-851.

In addition, Section 6.01 of our Bylaws states the SYBLEU shall indemnify the directors, officers, agents and employees of the Company in the manner and to the full extent provided in the General Corporation Law of the State of Wyoming.

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EVENTS OUTSIDE OF OUR CONTROL, INCLUDING PUBLIC HEALTH CRISES SUCH AS THE COVID-19 PANDEMIC, COULD NEGATIVELY AFFECT OUR BUSINESS AND OUR OPERATING RESULTS.

The novel coronavirus (“COVID-19”) pandemic has resulted in significant financial market volatility, and its impact on the global economy and our operations remains uncertain. A continuation or worsening of the pandemic could have a material adverse impact on our business, results of operations and financial condition and on the market price of our common stock.

On March 12, 2020, the World Health Organization declared COVID-19 to be a pandemic. In an effort to contain and mitigate the spread of COVID-19, many countries worldwide have imposed quarantines, business closures and unprecedented restrictions on travel. The outbreak and government measures taken in response, have had a significant impact, both direct and indirect, on economic activity, as worker shortages have occurred, supply chains have been disrupted, facilities and production have been suspended and demand for certain goods and services, such as medical and pharmaceutical services and supplies, has spiked, while demand for other goods and services has fallen.

As a result of the COVID-19 pandemic, we may experience disruptions that could severely impact our business including interruptions in preclinical studies due to restricted or limited operations at laboratory facilities, interruption or delays in the operations of the FDA or other regulatory authorities, which may impact review and approval timelines and interruption of, or delays in receiving, supplies for productions of our product candidates from our third party suppliers due to staffing shortages, production slowdowns or stoppages and disruptions in delivery system.

While we are not currently conducting any clinical trials in the event conditions related to the current pandemic remain in place during a time when we are in the process of conducting one or more clinical trials such trials may be adversely impacted due to:

•	delays or difficulties in enrolling patients in our clinical trials;
•	delays or difficulties in clinical trial site activities, including difficulties in recruiting clinical trial staff;
•	diversion of healthcare resources away from the conduct of clinical trials, including the diversion of hospitals serving as our clinical trial sites and hospital staff supporting the conduct of our clinical trials;
•	interruption of key clinical trial activities, such as clinical trial site data monitoring, due to limitations on travel imposed or recommended by federal or state governments, employers and others or interruption of clinical trial subject visits and study procedures (i.e., those that are deemed non-essential), which may impact the integrity of subject data and clinical study endpoints;

IN THE EVENT THAT THIS FORM S-1 REGISTRATION STATEMENT BECOMES EFFECTIVE, WE WILL BECOME SUBJECT TO SECTION 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED AND THERE WE WILL INCUR THE COST TO MEET OUR REPORTING AND OTHER REQUIREMENTS AS A PUBLIC COMPANY. THESE COSTS WILL BE SUBSTANTIAL AND MAY RESULT IN US HAVING INSUFFICIENT FUNDS TO EXPAND OUR BUSINESS OR EVEN MEET ROUTINE BUSINESS OBLIGATIONS.

Subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, we will incur ongoing expenses associated with professional fees for accounting, legal, and a host of other expenses for annual reports and proxy statements that could limit our ability to invest in inventory, accounts receivable, marketing, product development, and other necessary expenditures. These costs directly reduce any funds that we may have to meet our financial obligations to creditors or otherwise sustain the existence of the Company.

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Risks Related to an Investment in Our Common Stock

WE DO NOT PLANT TO PAY CASH DIVIDENDS IN THE FORESEEABLE FUTURE.

We currently intend to retain all future earnings for use in the operation and expansion of our business. We do not intend to pay any cash dividends in the foreseeable future. Unless we pay dividends, our stockholders will not be able to receive a return on their shares unless they sell them.  There is no assurance that stockholders will be able to sell shares when desired.

NO PUBLIC MARKET CURRENTLY EXISTS FOR SHARES OF OUR COMMON STOCK, NOR MAY A PUBLIC MARKET EVER EXIST AND OUR SHARES ARE ILLIQUID.

There is currently no public market for our securities and you may not be able to liquidate your investment since there is no assurance that a public market will develop for our common stock or that our common stock will ever be approved for trading on a recognized exchange. Our shares are not and have not been listed or quoted on any exchange or quotation system.

“PENNY STOCK” RULES MAY MAKE BUYING OR SELLING OUR COMMON STOCK DIFFICULT.

Trading in our securities, should a public market develop, will most likely be subject to the “penny stock” rules. The SEC has adopted regulations that generally define a penny stock to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. These rules require that any broker-dealer who recommends our securities to persons other than prior customers and accredited investors, must, prior to the sale, make a special written suitability determination for the purchaser and receive the purchaser’s written agreement to execute the transaction. Unless an exception is available, the regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the risks associated with trading in the penny stock market. In addition, broker-dealers must disclose commissions payable to both the broker-dealer and the registered representative and current quotations for the securities they offer. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our securities, which could severely limit the market price and liquidity of our securities. Broker-dealers who sell penny stocks to certain types of investors are required to comply with the Commission’s regulations concerning the transfer of penny stocks. These regulations require broker- dealers to:

•	Make a suitability determination prior to selling a penny stock to the purchaser;

•	Receive the purchaser’s written consent to the transaction; and

•	Provide certain written disclosures to the purchaser.

These requirements may restrict the ability of broker-dealers to sell our common stock and may affect your ability to resell our common stock.

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Upon effectivity of this Registration Statement and the distribution of our Common Stock as set forth in the Prospectus, the holders of our Common Stock cannot be assured that any secondary trading market for our Common Stock will develop or, if it does develop, that any liquid trading market in our Common Stock can be sustained. As a result, the holders of our Common Stock may find it difficult or impossible to undertake any re-sale of the Company’s Common Stock. We can make no assurance that there will be a public market for our Common Stock in the future. If there is a market for our Common Stock in the future, we anticipate that such market may be illiquid and might be subject to wide fluctuations in response to several factors, including, but not limited to the following factors:

(1)	actual or anticipated variations in our results of operations;
(2)	our ability or inability to generate revenue;
(3)	our ability to anticipate and effectively adapt to a developing market;
(4)	our ability to attract, retain and motivate qualified personnel;
(5)	consumer satisfaction and loyalty;
(6)	increased competition; and
(7)	conditions and trends in the market for our planned products.

CONCENTRATED CONTROL RISKS; SHAREHOLDERS COULD BE UNABLE TO CONTROL OR INFLUENCE KEY CORPORATE ACTIONS OR EFFECT CHANGES IN THE COMPANY’S BOARD OF DIRECTORS OR MANAGEMENT

Subsequent to the distribution of 9,352,119 of the Company’s common shares to common shareholders of CSR management of the Company and CSR collectively shall own 6,324,298 common shares of the Company. David Koos, the Chairman and Chief Executive Officer of the Company, is also the sole officer and director of CSR and shall have voting control over shares owned by CSR. In total David Koos will control 6,113,548 common shares of the Company. Joseph Vaini, the Company’s Chief Financial Officer, shall own and control 210,790 common shares of the Company as a result of the distribution. Collectively, management shall control 67% of the voting power of the Company based on shares outstanding as of July 21, 2020. Management therefore has the power to make many major decisions regarding our affairs, including decisions regarding whether or not to issue stock and for what consideration. Investors in this offering will have limited control over matters requiring approval by our security holders, including the election of directors, whether or not to sell all or substantially all of our assets and for what consideration and whether or not to authorize more stock for issuance or otherwise amend our charter or bylaws.

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OUR DIRECTOR HAS THE RIGHT TO AUTHORIZE THE ISSUANCE OF ADDITIONAL SHARES OF OUR COMMON STOCK AND CHANGE THE AMOUNT AND TYPE OF AUTHORIZED PREFERRED STOCK.

Our sole director, within the limitations and restrictions contained in our articles of incorporation and without further action by our stockholders, has the authority to issue shares of our existing authorized common stock and also to change the amount and type of our authorized capital stock. Any such action would also likely and significantly reduce the value of our existing Common Stock.

BECAUSE WE HAVE ELECTED TO DEFER COMPLIANCE WITH NEW OR REVISED ACCOUNTING STANDARDS PURSUANT TO SECTION 102(b)(1) OF THE JOBS ACT OUR FINANCIAL STATEMENT DISCLOSURE MAY NOT BE COMPARABLE TO SIMILAR COMPANIES.

We have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(1) of the JOBS Act. This allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of our election, our financial statements may not be comparable to companies that comply with public company effective dates. .

LIKELIHOOD OF IMMEDIATE AND SUBSTANTIAL DILUTION.

We anticipate that we may need to raise additional capital to implement our business plan. At present we have not had any definitive discussions with any venture capital, angel investors, FINRA-registered broker dealers, or other persons regarding the extent of their interest in investing into the Company. Since we are an early-stage company with no track record of generating revenues, positive cash flow, or profitability, there can be no guarantee that we will raise the additional capital that we anticipate that we will need to raise or, if we are successful in raising any such additional capital that we can do so on a reasonable and timely basis, in sufficient amounts and on terms that are reasonable in light of our present circumstances. For these and other reasons, any person who acquires our Common Stock is likely to incur immediate and substantial dilution with respect to the book value of the Company’s common stock offered hereby.

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FORWARD LOOKING STATEMENTS

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS AND OTHER INFORMATION CONTAINED IN THIS PROSPECTUS

This prospectus contains forward-looking statements. Forward-looking statements give our current expectations or forecasts of future events. You can identify these statements by the fact that they do not relate strictly to historical or current facts. Forward-looking statements involve risks and uncertainties. Forward-looking statements include statements regarding, among other things, (a) our projected sales, profitability, and cash flows, (b) our growth strategies, (c) anticipated trends in our industries, (d) our future financing plans and (e) our anticipated needs for working capital. They are generally identifiable by use of the words “may,” “will,” “should,” “anticipate,” “estimate,” “plans,” “potential,” “projects,” “continuing,” “ongoing,” “expects,” “management believes,” “we believe,” “we intend” or the negative of these words or other variations on these words or comparable terminology. These statements may be found under “Management's Discussion and Analysis of Financial Condition and Results of Operations” and “Business,” as well as in this prospectus generally. In particular, these include statements relating to future actions, prospective products or product approvals, future performance or results of current and anticipated products, sales efforts, expenses, the outcome of contingencies such as legal proceedings, and financial results.

Any or all of our forward-looking statements in this report may turn out to be inaccurate. They can be affected by inaccurate assumptions we might make or by known or unknown risks or uncertainties. Consequently, no forward-looking statement can be guaranteed. Actual future results may vary materially as a result of various factors, including, without limitation, the risks outlined under “Risk Factors” and matters described in this prospectus generally. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this filing will in fact occur. You should not place undue reliance on these forward-looking statements.

The forward-looking statements speak only as of the date on which they are made, and, except to the extent required by federal securities laws, we undertake no obligation to publicly update any forward-looking statements, whether as the result of new information, future events, or otherwise.

USE OF PROCEEDS

We will not receive any proceeds from the distribution of our common stock

DETERMINATION OF OFFERING PRICE

No consideration will be paid for the shares of common stock distributed in the spin-off.  The proposed offering price of the common shares to which this registration statement pertains is $0.0001 and has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(f) of the Securities Act of 1933, on the basis of the book value of such securities computed as of the latest practicable date prior to the date of filing the registration statement

DILUTION

We have determined that there is no substantial disparity between the public offering price and the effective cash cost to officers, directors, promoters and affiliated persons of common equity in the Company acquired by them in transactions during the past five years, or which they have the right to acquire.

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DISTRIBUTING SECURITY HOLDER

We are furnishing this prospectus to the common shareholders of Cell Source Research, Inc., a Delaware corporation. This prospectus relates to the distribution on a pro rata basis as a dividend in kind of 9,352,119 of our common shares, par value $0.0001, currently owned by Cell Source Research, Inc. (“CSR”) to Holders of record of the outstanding common shares of CSR as of ____,2020.

Shareholders of CSR will receive a proportionate allocation of the shares to be distributed in relation to the total number of common shares to which they are shareholders of record as of the record date ( fractional shares will be rounded up to the nearest whole share). The record date is ____, 2020 (“Record Date”). The distribution of the 9,352,119 common shares of SYBLEU INC. to the common shareholders of CSR will occur on ____,2020 (“Distribution Date”)

Name	Shares Beneficially Owned Prior to The Distribution	Shares to be Distributed	Amount Beneficially Owned Before Distribution	Percent Beneficially Owned After Distribution
	Common	Common	Common	Common
Cell Source Research, Inc.	9,353,000	9,352,119	99.3%	Nil

Name	Shares Beneficially Owned Prior to The Distribution	Shares to be Distributed	Amount Beneficially Owned Before Distribution	Amount Beneficially Owned After Distribution*
	Common	Common	Common	Common
Cell Source Research, Inc. .and Management of SYBLEU	9,353,000	9,352,119	9,353,000 (99.34%)	6,324,298 (67%)

*The above includes 6,112,627 Common Shares of the Company to be distributed to David Koos, the Company’s Chairman and Chief Executive Officer and 210,790 Common Shares of the Company to be distributed to Joseph Vaini, the Company’s Chief Financial Officer.

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PLAN OF DISTRIBUTION

The distribution will be effected through a pro rata property dividend to common shareholders of CSR. Fractional shares will be rounded up to the nearest whole share The number of shares each CSR common shareholder will be entitled to receive in the distribution will depend on how many common shares are issued and outstanding as of the Record Date which is ____2020. Each common shareholder of record as of the Record Date will receive one common share of SYBLEU INC. for each ten common shares of CSR held of record as of that date. No fractional shares will be distributed. Where the distribution to the shareholder would result in a fractional share, that distribution will be rounded up to the nearest whole share amount. The Distribution Date will be ____,2020.

SYBLEU INC. will pay all expenses incident to the registration and distribution of the shares of our common stock to which this prospectus pertains. Expenses are expected to be minimal.

The purpose of the distribution is in order to establish the Company as an independent publicly traded corporation, which we believe will meaningfully enhance its industry market perception, provide greater growth opportunities for us, and provide us with greater opportunities to pursue financing of our operations. No consideration will be paid by CSR shareholders for the shares of Common Stock to be distributed .

TAX MATTERS

Herman Pettegrove, attorney at law, who has acted as special legal counsel with regards to this Distribution, has opined that for U.S. federal income tax purposes:

•	no gain or loss will be recognized by, or be includible in the income of, a U.S. Holder as a result of the Distribution;
•	the aggregate tax basis of the Shares distributed and Cell Source Research, Inc. securities held by each U.S. Holder immediately after the Distribution will be the same as the aggregate tax basis of the Cell Source Research, Inc. securities held by the U.S. Holder immediately before the Distribution, allocated between the Shares and the Cell Source Research, Inc. securities in proportion to their relative fair market values on the date of the Distribution and
•	the holding period of the Shares received by each U.S. Holder will include the holding period of their Cell Source Research, Inc. securities , provided that such Cell Source Research, Inc. securities are held as a capital asset on the date of the Distribution. . A “U.S. Holder” is a beneficial owner of Cell Source Research, Inc. securities that is, for U.S. federal income tax purposes: • an individual who is a citizen or a resident of the United States; • a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized under the laws of the United States or any state thereof or the District of Columbia; • an estate the income of which is subject to U.S. federal income taxation regardless of its source; or • a trust if a court within the United States is able to exercise primary jurisdiction over its administration and one or more U.S. persons have the authority to control all of its substantial decisions or, in the case of a trust that was treated as a domestic trust under law in effect before 1997, a valid election is in place under applicable Treasury Regulations.

This opinion does not address any U.S. state or local or foreign tax consequences of the Distribution. This opinion does not discuss all tax considerations that may be relevant to Distributees in light of their particular circumstances, nor does it address the consequences to stockholders subject to special treatment under the U.S. federal income tax laws. This opinion is not binding on the IRS or the courts, and no assurance may be given that the IRS or a court will not take a contrary position.

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DESCRIPTION OF SECURITIES TO BE REGISTERED

The stockholders' equity section of the Company contains the following classes of capital stock as July 21,2020:

Common stock, $ 0.0001 par value; 100,000,000 shares authorized: 9,418,000 shares issued and outstanding.

With respect to each matter submitted to a vote of stockholders of the Corporation, each holder of Common Stock shall be entitled to cast that number of votes which is equivalent to the number of shares of Common Stock owned by such holder times one (1).

On any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of the Common Stock shall receive, out of assets legally available for distribution to the Company's stockholders, a ratable share in the assets of the Corporation.

This prospectus relates to the distribution on a pro rata basis as a dividend in kind of 9,352,119 of our common shares, par value $0.0001, currently owned by CSR to Holders of record of the outstanding common shares of CSR as of the record date.

Shareholders of CSR will receive a proportionate allocation of the shares to be distributed in relation to the total number of common shares to which they are shareholders of record as of the record date. The record date is ____, 2020 (“Record Date”). The distribution of the 9,352,119 common shares of SYBLEU INC.. to the common shareholders of CSR will occur ____, 2020 (“Distribution Date”).

All shares being registered under this prospectus are common shares. The transfer agent for our common shares is:

Nevada Agency and Transfer Company
50 West Liberty Street, Suite 880
Reno NV 89501

Tel: 775-322-0626
Fax: 775-322-5623

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The audited financial statements of the Company included in this prospectus and in the registration statement have been audited by BF Borgers CPA PC

William Aul, our independent legal counsel, has provided an opinion on the validity of our common stock.

Herman Pettegrove, Attorney at Law, has provided an opinion regarding the tax implications of the distribution.

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BUSINESS

We were incorporated June 12, 2020 under the laws of the State of Wyoming. We are a majority owned subsidiary of Cell Source Research, Inc., a Delaware corporation. We intend to engage primarily in the development of regenerative medical applications up to the point of successful completion of Phase I and or Phase II clinical trials after which the Company would either attempt to sell or license those developed applications or, alternatively, advance the application further to Phase III clinical trials. The primary factor to be considered by us in arriving at a decision to advance an application further to Phase III clinical trials would be a greater than anticipated indication of efficacy seen in Phase I trials.

As of July 21, 2020 we have not licensed, developed or commercialized any existing therapies. On July 14, 2020 we were assigned all right, title, and interest to intellectual property related to methods, devices, and techniques useful for enhancing function of a cellular graft through photoceutical manipulation. These rights were assigned to us by the Company’s Chief Executive Officer and Entest Biomedical, Inc., a California corporation controlled by the Company’s Chief Executive Officer.

This intellectual property forms the basis of the Company’s first medical application under development ( “Cell Transplant IP”).

Principal Products and Services

The Cell Transplant IP comprises methods, devices, and techniques useful for enhancing function of a cellular graft through photoceutical manipulation.

The Cell Transplant IP encompasses the following:

(a)	Methods of increasing efficacy of a cell for use in transplantation by pretreatment of said cell prior to transplantation with a laser irradiation
(b)	Methods of augmenting efficacy of a cellular graft subsequent to transplantation by treating the area in which said graft will be transplanted with laser irradiation
(c)	Methods of decreasing neutropenic (Neutropenia is a condition that results when the body does not have enough neutrophils, an important white blood cell that fights infections) time in a patient subsequent to a hematopoietic cell transplantation consisting of: a) extraction of a hematopoietic ( blood cell forming) stem cell source; b) administration of low level laser irradiation to said hematopoietic stem cell source at a sufficient energy and wavelength to increase hematopoietic reconstitution activity of said hematopoietic stem cell source; c) administration of treated cells; and/or d) providing low level laser irradiation to long bones of said patient at a sufficient energy and wavelength to increase hematopoietic stem cell engraftment.
(d)	Methods of treating a cytopenia ( low blood cell count) consisting of : a) extraction of a hematopoietic stem cell source; b) administration of low level laser irradiation to said hematopoietic stem cell source at a sufficient energy and wavelength to increase hematopoietic reconstitution activity of said hematopoietic stem cell source; c) administration of treated cells; and/or d) providing low level laser irradiation to long bones of said patient at a sufficient energy and wavelength to increase hematopoietic stem cell engraftment.

The Cell Transplant IP is intended to be utilized primarily in connection with Hematopoietic stem cell transplantation. Hematopoietic stem cell transplantation involves the intravenous infusion of autologous or allogeneic stem cells collected from bone marrow, peripheral blood, or umbilical cord blood to reestablish hematopoietic function in patients whose bone marrow or immune system is damaged or defective.

In hematopoietic cell transplantation, the patient is given very high doses of chemotherapy or radiation therapy, intended to kill resistant cancer cells. This also destroys the normal cells in the bone marrow, including stem cells. After the treatment, the patient is given a supply of transplanted stem cells. The transplanted cells then reestablish the blood cell production process in the bone marrow.

In situations of hematopoietic stem cell transplantation recipient bone marrow is usually ablated in order to provide “space” for the donor bone marrow cells. Additionally, when treatment of hematological malignancies is being performed, the recipient cells need to be eradicated in order to cure the neoplasia. This process of hematological ablation involves exposing the patient to a period of immune deficiency. During this period multiple infections occur, which in a non- insignificant number of cases are lethal. Accordingly, it is of great interest accelerate the process of donor bone marrow engraftment and hematopoietic reconstitution.

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The Cell Transplant IP provides means of “preactivating” a cellular graft before implantation. Said “preactivation” refers to induction of biochemical processes within the graft so as to allow for: a) increased viability; b) augmented function; c) accelerated integration with the tissue in which implantation of cellular graft has occurred. In the context of hematopoietic stem cell the IP provides methods of augmenting ability of transplanted stem cells to enter and incorporate into the bone marrow niche, to self renew and proliferate once established in said niche, and to generate blood cells. Preactivation is accomplished through the use of low level laser irradiation before infusion. Administration of low level laser irradiation to long bones may also be used for acceleration of stem cell reconstitution after administration.

The preactivation of stem cells before administration in myeloablated patients may be performed with a medical device comprised of a closed system. Myeloablation is a severe form of myelosuppression; a condition in which bone marrow activity is decreased, resulting in fewer red blood cells, white blood cells, and platelets.

Said device contains an inlet that connects in a closed manner to a cryobag using connection systems available in the art such as Leuer Lock. Access to cells pre and post-irradiation is provided using valves that allow for sample collection. This is an important part of quality control for the cells. Classical parameters of interest include cell viability and morphology.

Said device further consists of a surface area of sufficient size so that cells from the cryobag or other sterile source can be exposed to irradiation in a uniform or semi-uniform manner. Said device may further possess a rocking mechanism to ensure cell dispersion. Under the surface area a low level laser is provided that administers the desired frequency and intensity of laser irradiation to said cells (figure 1).

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Development Conducted to Date

Since the assignment of the intellectual property underlying the Cell Transplant IP no significant development has been performed by the Company. The Company’s development activities have been limited to researching the suitability of various Contract Research Organizations who may be contracted to carry out required preclinical studies and consultations with members of the Company’s Scientific Advisory Board.

Development to Be Conducted within the Next Twelve Months

Prior to preparing an IND preclinical studies will be required to be conducted. The Company plans to conduct these studies utilizing mouse models and dog models; such studies to be conducted by a Contract Research Organization on the Company’s behalf. The objective of these studies will be to provide safety and efficacy data supporting the IND application which allow the Company to move forward into developing human models. Extensive clinical testing, which is generally done in three phases, must then be undertaken at a hospital, medical center or research center that is CGMP ( Current Good Manufacturing Practice)/ GLP ( Good Laboratory Practice) compliant to demonstrate optimal use, safety and efficacy of the Cell Transplant IP in humans.

CGMP refers to the Current Good Manufacturing Practice regulations enforced by the FDA. CGMPs provide for systems that assure proper design, monitoring, and control of manufacturing processes and facilities. Adherence to the CGMP regulations assures the identity, strength, quality, and purity of drug products by requiring that manufacturers of medications adequately control manufacturing operations. This includes establishing strong quality management systems, obtaining appropriate quality raw materials, establishing robust operating procedures, detecting and investigating product quality deviations, and maintaining reliable testing laboratories. This formal system of controls at a pharmaceutical company, if adequately put into practice, helps to prevent instances of contamination, mix-ups, deviations, failures, and errors.

CGLP means the then current Good Laboratory Practices promulgated or endorsed by the FDA including those procedures expressed or implied in the regulatory filings made with respect to the Product with the FDA. Good Laboratory Practice (GLP) is a quality system concerned with the organisational process and the conditions under which non-clinical health and environmental safety studies are planned, performed, monitored, recorded, archived and reported.

Certain applications of the Cell Transfer IP may be administered in combination with other agents known to augment various processes of hematopoietic reconstitution. Means of accelerating this process include modification of progenitor cells by alteration of adhesion molecule activity through such manipulations such as cytokine pretreatment, exposure to heat, or treatment with epigenetic acting factors such as 5-azacytidine, valproic acid, trichostatin-A, or sodium phenylbutyrate. It is anticipated that medicinal chemistry studies with regards to the Cell Transfer IP may need to be conducted. Medicinal chemistry is the process by which trained chemists modify a starting compound (called a parent compound) in an effort to optimize its characteristics such as binding affinity and toxicity profile.

The Company’s current intent with regard to the Cell Transplant IP is to advance the FDA approval process up to the point of successful completion of Phase I clinical trials after which the Company would either attempt to sell or license the Cell Transplant IP.

Distribution methods of the products or services:

It is anticipated that the Company will enter into licensing and/or sublicensing agreements with outside entities in order that the Company may obtain royalty income on the products and services which it may develop and commercialize.

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Competitive business conditions and SYBLEU INC.’s competitive position in the industry and methods of competition

We are recently formed and have yet to achieve revenues or profits.  The industry in which we intend to compete are highly competitive and characterized by rapid technological advancement. Many of our competitors have greater resources than we do.

We intend to be competitive by utilizing the services and advice of individuals that we believe have expertise in their field in order that we can concentrate our resources on projects in which products and services in which we have the greatest potential to secure a competitive advantage  may be developed and commercialized .

To that effect, we have entered into nonemployee consulting agreements with individuals who we believe have a high level of expertise in their professional fields and who have agreed to provide counsel and assistance to us in (a) determining the viability of proposed projects (b) obtaining financing for projects and (c) obtaining the resources required to initiate and complete a project in the most cost effective and rapid manner.

These individuals are as follows:

SCIENTIFIC ADVISORY BOARD MENBERS

Dr. Steven E. Hake, M.D.

Dr. Hake obtained his medical degree from The Chicago Medical School. Dr. Hake has been certified by American Board of Radiology since June 1992. Dr. Hake’s professional affiliations are with the Alpha Omega Alpha Honorary Medical Society and the American College of Radiology.

On July 7, 2020 the Company entered into an agreement with Dr. Stephen Hake whereby Dr. Hake agreed to serve as a member of the Company’s Scientific Advisory Board. Pursuant to the Agreement the Company is obligated to issue to Dr. Hake 40,000 of the Company’s common shares within 20 days of the execution of the Agreement.

Pursuant to the Agreement Dr. Hake shall advise the Company on various matters regarding biotechnology for the Company. Dr. Hake Member shall refer Company to appropriate researchers on a specific topics and provide input on research data the company is developing. The frequency and timing of such services shall be established on a mutually agreeable basis. In the event Dr. Hake is requested to provide research services, such services will be negotiated separately between Dr. Hake and the Company.

The Term of the Agreement commenced on July 8, 2020 and the Agreement shall expire on July 7,2021. The Term of the Agreement may be extended by mutual agreement between the parties.

40,000 common shares of SYBLEU INC. were issued to Dr. Hake on July 8, 2020 as consideration for his service as a member of the Company’s Scientific Advisory Board.

Dr. Jason E. Garber, MD.

Dr. Garber obtained his medical degree from The University of Texas Health Science Center at San Antonio. Dr. Garber is Board Certified in Neurological Surgery by the American Board of Neurological Surgery

Dr. Garber was awarded a Cloward Fellowship Award in 2001 and has authored the following papers in the following publications:

Hassenbusch, SJ, Garber, JE: “Alternative Intrathecal Agents for Pain,” Neuromodulation, Volume 2, Number 2, 1999 89-95.

Garber, JE, Hassenbusch, SJ: “Innovative Intrathecal Analgesics,” Pain surgery, Burchiel, K (ed): In Press.

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Garber, JE, Hassenbusch, SJ: “Interventional Pain Management: Can Charges be Effectively Minimized without Compromising Quality?” Pain Digest: In Press.

Garber, JE, Hassenbusch, SJ: Neurosurgical Operations on the Spinal Cord. Bonica’s Management of Pain, 3rd Edition, Loeser, JD (ed), Medica, PA: Williams and Wilkins, 1998: In Press.

Garber, JE, Hassenbusch, SJ: “Spinal Administration of Non-Opiate Analgesics in the Management of Pain,” Interventional Pain Management, 2nd Edition, Waldman, SD (ed), WB Saunders: In Press

Nguyen H, Garber JE, Hassenbusch SJ: Spinal Analgesics. In: Staats P and Fleisher LA (eds). Anesthesiology Clinics of North America, Saunders: Philadelphia, pp. 805-816, 2003.

Garber, JE, Thalgott JS, Christensen SD: Anterior Lumbar Interbody Fusion via the Anterior Retroperitoneal Approach: Strategic Tactics for Avoiding Complications. The NNI Journal, Volume 2, Issue 3, 2006 62-65.

Garber, JE, Thalgott JS, Fogarty M, Caiazza S: Dynamic Stabilization of the Lumbar Spine: Past, Present, and Future Innovations. The NNI Journal, Volume 3, Issue 1, 2007 pp. 84-87.

Garber, JE, Saxena RC, Malone K: The Identification and Treatment of a Lumbar Plasmacytoma: A Case Report and Topic Review. The NNI Journal, Volume 3, Issue 3, 2007 pp. 135-139

Garber, JE, Malone K: Utilizing a Lateral Extracavitary Approach for Failed Lumbar Spine Fusion Procedures: A Case Study with Imaging Considerations in Lumbar Fusions. The NNI Journal, Volume 4, Issue pp. 14-15.

Garber, JE, Christian G, Serrano S, Malone K: Surgical Treatment of Intradural Extramedullary Spine Tumors. The NNI Journal, Volume 5, Issue 1, April 2009.

Garber, JE, Christian G, Serrano S, Malone, K: Nail-Gun Misfire Resulting in Penetrating Intracranial Injury. The NNI Journal, Volume 5, Issue 1, April 2009.

Garber, JE, Christian G, Serrano S, Malone, K: Craniocervical Fixation Series and Review of Literature. The NNI Journal, Volume 6, Issue 1, Jan 2010.

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Dr. Garber has made the following professional presentations:

1.	1999 Congress of Neurological Surgeons (CNS) Meeting, Boston, MA. Oral Presentation, Section on Pain II: Interventional Pain Management: Can Charges Be Effectively Minimized Without Compromising Quality?
2.	2000 Neurosurgery + Science + Management Symposium, New Orleans, LA. Oral Presentation: Cancer and Non-cancerous Pain Management.
3.	2001 Congress of Neurological Surgeons (CNS) Meeting, San Diego, CA. Poster Presentation: Extralaminar Posterior Cervical Dorsal Ramisectomy: A Modified Surgical Approach for the Treatment of Cervical Dystonia (Spasmodic Torticollis).
4.	2005 Medical Education Resources Making Sense of Spine Surgery Seminar, Las Vegas, NV. Oral Presentation: Spinal Disorders: Cervical Conditions and Treatment. Demonstration: Cervical Construct Demonstration: Atlantis Vision Cervical Plate.
5.	Minimally Invasive Spinal Surgery. Sunrise Hospital and Medical Center Grand Rounds, June 1, 2005.
6.	Oral Presentation: One Neurosurgeon’s Experience with STALIF, Newport Beach, CA, November 2007.
7.	EuroSpine: What is the Role of Mystique plating and Bioresorbable Technology in anterior cervical Fusion Procedures? Bressels, Belgium, 2007.
8.	Oral Presentation: Novel Minimally Invasive Spine Techniques, Las Vegas, NV, January 2008.
9.	International Meeting on Advanced Spine Techniques, Hong Kong, China, July 2008. Poster Presentation: A Comparison of the Surgical Efficacy of ALIF and XLIF® L4-5 Fusion Procedures with Posterior Fixation.
10.	Congress of Neurological Surgeon’s 2008 Annual Meeting, Orlando, FL, September 2008. Poster Presentation: A Comparison of the Surgical Efficacy of ALIF and XLIF® L4-5 Fusion Procedures with Posterior Fixation.
11.	North American Neuromodulation Society (NANS) 13th Annual Meeting, Las Vegas, NV, December 3-6 2009. Paper Presentation: Selective Dermatome Activation, Using a Novel Five-Column Spinal Cord Stimulation Paddle Lead: A Case Series.
12.	International Society for the Advancement of Spine Surgery – 2 nd Asia Pacific Conference (2010 APSAS), Sanya, China, January 14-17 2010. Paper Presentation: Direct Lateral Approach Corpectomy for Severe Kyphotic Deformity Correction.
13.	The Role of Permanent Vascular Protection in Anterior Spine Instrumentation – 39th Annual Symposium, Orlando FL. March 16-19, 2011. A Review of Ten Same Lumbar Level Reoperations, Society of Clinical Vascular Surgery.
14.	International Society for the Advancement of Spine Surgery – Annual Meeting (SAS, 2011), Las Vegas. Poster Presentation: A Multi-center Retrospective Evaluation of a Cervical Integrated Interbody System.
15.	Conejo Valley Journal Club, Sherman Oaks, CA. January, 2015. Oral Presentation: Benefits of an Integrated Interbody Device over Spacers and Plates.
16.	Society for Minimally Invasive Spine Surgery Global Forum ’15 – Las Vegas, NV. November 6, 2015. Minimally Invasive Stabilization: A 5 year Level 1 Study of Spinal Stenosis Disease Management.
17.	International Society for the Advancement of Spine Surgery, Metro Toronto, Canada, April 11-13, 2018. Clinical Experience of Integrated Interbody Fusion in Multi-level Cervical Fusion.
18.	Society for Minimally Invasive Spine Surgeons Annual Forum ’18, Las Vegas Nevada. Multi-level Cervical Constructs in Clinical Practice using Integrated Interbody Fusion.
19.	Society for Minimally Invasive Spine Surgeons Annual Forum ’18, Las Vegas Nevada. Interspinous Decompression Devices – Do They Have a Role?
20.	Congress of Neurological Surgery’s 2018 annual meeting, Houston Texas, October 6-10, 2018. Integrated Interbody Fusion in Multi-level Cervical Constructs in Clinical Practice.
21.	Congress of Neurological Surgery’s 2018 annual meeting, Houston Texas, October 6-10, 2018. Swan Neck Deformity Correction with Multilevel Anterior Cervical Integrated Cages.
22.	International Spinal Deformity Symposium 4th Annual, November/December 2018. Multilevel Cervical Constructs in Clinical Practice using Integrated Interbody Fusion.
23.	International Society for the Advancement of Spine Surgery, Anaheim, California, April 3, 2019. Oral poster presentation: Cervical spinal deformity correction utilizing an integrated interbody fusion devices from a single anterior approach.
24.	North American Spine Society 34th annual meeting, Chicago, Illinois, September 25-28, 2019. Poster presentation: Integrated Interbody Fusion in Multilevel Cervical Constructs in Clinical Practice.
25.	American College of Surgeons, San Francisco, California, October 28, 2019. Oral presentation: Integrated Interbody Fusion in Multi-level Cervical Constructs in Clinical Prectice.

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Dr. Garber is affiliated with the Las Vegas Neurosurgical Institute in Las Vegas, Nevada.

On July 7, 2020 the Company entered into an agreement with Dr. Stephen Garber whereby Dr. Garber agreed to serve as a member of the Company’s Scientific Advisory Board. Pursuant to the Agreement the Company is obligated to issue to Dr. Garber 25,000 of the Company’s common shares within 20 days of the execution of the Agreement.

Pursuant to the Agreement Dr. Garber shall advise the Company on various matters regarding biotechnology for the Company. Dr. Garber Member shall refer Company to appropriate researchers on a specific topics and provide input on research data the company is developing. The frequency and timing of such services shall be established on a mutually agreeable basis. In the event Dr. Garber is requested to provide research services, such services will be negotiated separately between Dr. Garber and the Company.

The Term of the Agreement commenced on July 8, 2020 and the Agreement shall expire on July 7,2021. The Term of the Agreement may be extended by mutual agreement between the parties.

25,000 common shares of SYBLEU INC. were issued to Dr. Garber on July 8, 2020 as consideration for his service as a member of the Company’s Scientific Advisory Board.

The Company is currently continuing to search for other experts to serve on the Company’s Scientific Advisory Board.

Sources and availability of raw materials and the names of principal suppliers

The supplies and materials required to conduct our operations are available through a wide variety of sources and may be obtained through a wide variety of sources.

Patents, trademarks, licenses, franchises, concessions, royalty agreements or labor contracts, including duration

The Company has not been granted any license to develop and commercialize any third party intellectual property.

The Company has been granted no patents.

The Company has no trademarks.

The Company is not party to any binding labor contracts.

Need for any government approval of principal products or services, effect of existing or probable governmental regulations on the business he US Food and Drug Administration (“FDA”) and foreign regulatory authorities will regulate our proposed products as drugs or biologics, , depending upon such factors as the use to which the product will be put, the chemical composition, and the interaction of the product on the human body. In the United States, products that are intended to be introduced into the body will generally be regulated as drugs, while tissues and cells intended for transplant into the human body will be generally be regulated as biologics.

Our domestic human drug and biological products will be subject to rigorous FDA review and approval procedures. After testing in animals, an Investigational New Drug Application (“IND”) must be filed with the FDA to obtain authorization for human testing. Extensive clinical testing, which is generally done in three phases, must then be undertaken at a hospital or medical center to demonstrate optimal use, safety, and efficacy of each product in humans.

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Phase I

Phase 1 trials are designed to assess the safety (pharmacovigilance), tolerability, pharmacokinetics, and pharmacodynamics of a drug. These trials are often conducted in an inpatient clinic, where the subject can be observed by full-time staff. The subject who receives the drug is usually observed until several half-lives of the drug have passed. Phase I trials normally include dose-ranging, also called dose escalation, studies so that the appropriate dose for therapeutic use can be found. The tested range of doses usually are a fraction of the dose that causes harm in animal testing and involve a small group of healthy volunteers. However, there are some circumstances when real patients are used, such as patients who have end-stage disease and lack other treatment options.

Phase II

Phase II trials are designed to assess how well the drug or biologic works, as well as to continue Phase I safety assessments in a larger group of volunteers and patients. Phase II trials are performed on larger groups.

Phase III

Phase III trials are aimed at being the definitive assessment of how effective the product is in comparison with current best standard treatment and to provide an adequate basis for physician labeling. Phase III trials may also be conducted for the purposes of (i) "label expansion" (to show the product works for additional types of patients/diseases beyond the original use for which the drug was approved for marketing or (ii) to obtain additional safety data, or to support marketing claims for the product.

On occasion Phase IV (Post Approval) trials may be required by the FDA. Phase IV trials involve the safety surveillance (pharmacovigilance) and ongoing technical support of a drug after it receives permission to be sold.The safety surveillance is designed to detect any rare or long-term adverse effects over a much larger patient population and longer time period than was possible during the Phase I-III clinical trials.

All phases, must be undertaken at a hospital or medical center to demonstrate optimal use, safety, and efficacy of each product in humans. Each clinical study is conducted under the auspices of an independent Institutional Review Board (“IRB”). The IRB will consider, among other things, ethical factors, the safety of human subjects, and the possible liability of the institution. The time and expense required to perform this clinical testing can far exceed the time and expense of the research and development initially required to create the product. No action can be taken to market any therapeutic product in the United States until an appropriate New Drug Application (“NDA”) or Biologic License Application (“BLA”) or has been approved by the FDA. FDA regulations also restrict the export of therapeutic products for clinical use prior to NDA or BLA approval.

Even after initial FDA approval has been obtained, further studies may be required to provide additional data on safety or to gain approval for the use of a product as a treatment for clinical indications other than those initially targeted. In addition, use of these products during testing and after marketing could reveal side effects that could delay, impede, or prevent FDA marketing approval, resulting in FDA-ordered product recall, or in FDA-imposed limitations on permissible

The FDA regulates the manufacturing process of pharmaceutical products, and human tissue and cell products, requiring that they be produced in compliance with Current Good Manufacturing Practices (“cGMP”) . The FDA also regulates the content of advertisements used to market pharmaceutical products. Generally, claims made in advertisements concerning the safety and efficacy of a product, or any advantages of a product over another product, must be supported by clinical data filed as part of an NDA or an amendment to an NDA, and statements regarding the use of a product must be consistent with the FDA approved labeling and dosage information for that product.

Sales of drugs and biologics outside the United States are subject to foreign regulatory requirements that vary widely from country to country. Even if FDA approval has been obtained, approval of a product by comparable regulatory authorities of foreign countries must be obtained prior to the commencement of marketing the product in those countries. The time required to obtain such approval may be longer or shorter than that required for FDA approval.

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Amount spent during the period from inception (June 12, 2020) to June 30, 2020 on Research and Development

During the period from inception to June 30, 2020 the Company spent $2,250 on Research and Development.

Costs and effects of compliance with environmental laws (federal, state and local);

The Company has not incurred any unusual or significant costs to remain in compliance with any environmental laws and does not expect to incur any unusual or significant costs to remain in compliance with any environmental laws in the foreseeable future.

Number of total employees and number of full-time employees

As of July 21, 2020 the Company has 2 employees of which each of them is full time.

PROPERTIES

The Company utilizes approximately 2,300 square feet of office space at 4700 Spring Street, Suite 304, La Mesa California, 91941 provided to the Company by the Company’s Chief Executive Officer on a month to month basis free of charge. The property is utilized as office space. We believe that the foregoing properties are adequate to meet our current needs for office space.

LEGAL PROCEEDINGS

There are no material pending legal proceedings to which the Company is a party or of which any of the Company’s property is the subject.

MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

There has never been and there currently is no public market for our securities. We anticipate applying for trading of our common stock on the Pink Market operated by OTC Markets Group , however, we can provide no assurance that our shares will be traded on the bulletin board or, if traded, that a public market will materialize.

The stockholders' equity section of the Company contains the following classes of capital stock as July 21,2020:

Common stock, $ 0.0001 par value; 100,000,000 shares authorized: 9,418,000 shares issued and outstanding.

With respect to each matter submitted to a vote of stockholders of the Corporation, each holder of Common Stock shall be entitled to cast that number of votes which is equivalent to the number of shares of Common Stock owned by such holder times one (1).

On any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of the Common Stock shall receive, out of assets legally available for distribution to the Company's stockholders, a ratable share in the assets of the Corporation.

As of July 21, 2020 there were 3 holders of our Common Stock.

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FINANCIAL STATEMENTS

Report of Independent Registered Public Accounting Firm

To the shareholders and the board of directors of SYBLEU INC.

Opinion on the Financial Statements

We have audited the accompanying balance sheet of SYBLEU INC. (the "Company") as of June 30, 2020, the related statement of operations, stockholders' equity (deficit), and cash flows for the period June 12, 2020 (Inception) through June 30, 2020 and the related notes (collectively referred to as the "financial statements"). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of June 30, 2020, and the results of its operations and its cash flows for the period June 12, 2020 (Inception) through June 30, 2020, in conformity with accounting principles generally accepted in the United States.

Basis for Opinion

These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company’s significant operating losses raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s BF Borgers CPA PC

BF Borgers CPA PC

We have served as the Company's auditor since 2020

Lakewood, CO

August 14, 2020

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SYBLEU INC
BALANCE SHEET

As of
June 30,2020
ASSETS
CURRENT ASSETS
Cash	$5,050
Prepaid Expenses	3,500
Total Current Assets	8,550
TOTAL ASSETS	$8,550

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Notes Payable, Related Party	11,329
Total Current Liabilities	11,329
Total Liabilities	$11,329

STOCKHOLDERS' EQUITY (DEFICIT)
Common Stock ($.0001 par value) 100,000,000 shares authorized; par value $0.0001 9,353,000 shares issued and outstanding as of June 30,2020	935
Additional Paid in capital	145
Retained Deficit	(3,859)
Total Stockholders' Equity (Deficit)	(2,779)
TOTAL LIABILITIES & STOCKHOLDERS' EQUITY (DEFICIT)	$8,550

The Accompanying Notes are an Integral Part of These Financial Statements
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SYBLEU INC.
STATEMENT OF OPERATIONS

Period from inception (June 12,2020) to June 30,2020
TOTAL REVENUES	$—
COSTS AND EXPENSES
Research and Development:
Consulting Costs	2,250
Total Research and Development	2,250
General and Administrative:
Incorporation Expenses	580
Financing Fee	29
Total General and Administrative	609
Consulting:
Website Development	1,000
Total Consulting	1,000
Total Costs and Expenses	3,859

OPERATING LOSS	(3,859)
NET LOSS	(3,859)
Income Taxes	—
NET LOSS	$(3,859)

BASIC AND FULLY DILUTED LOSS PER SHARE	(0.000)
WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING	9,353,000

The Accompanying Notes are an Integral Part of These Condensed Financial Statements
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SYBLEU INC.
STATEMENT OF SHAREHOLDERS DEFICIT
For the period beginning with inception ( June 12, 2020) and ending June 30,2020

	Common
	Shares	Amount	Additional Paid in Capital	Retained Deficit	Total
Common shares issued to
Parent June 13,2020	9,353,000	935	145		1,080
Net Loss				(3,859)	(3,859)
Balance June 30, 2020	9,353,000	$935	$145	$(3,859)	$(2,779)

The Accompanying Notes are an Integral Part of These Condensed Financial Statements
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SYBLEU INC.
STATEMENT OF CASH FLOWS
For the period begining with inception ( June 12, 2020) and ending June 30,2020

CASH FLOWS FROM OPERATING ACTIVITIES
Net Loss	$(3,859)
Adjustments to reconcile net Income (loss) to net cash
Common Stock Issued for payment of expenses	1080
Changes in Operating Assets and Liabilities
(Increase) Decrease in Prepaid Expenses	(3,500)
Net Cash provided by (used) in Operating Activities	$(6,279)

CASH FLOWS FROM FINANCING ACTIVITIES
Increase in Notes Payable, Related Parties	11329
Net Cash provided by (used) in Financing Activities	11329

Net Increase (Decrease) in Cash	$5,050

Cash at Beginning of Period	0
Cash at End of Period	$5,050

Supplemental Cash Flow Information:
Interest Paid	0
Income Taxes Paid	0

The Accompanying Notes are an Integral Part of These Condensed Financial Statements
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SYBLEU INC.

Notes to Financial Statements

As of June 30, 2020

NOTE 1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

SYBLEU INC. (“Company”) was organized June 12, 2020 under the laws of the State of Wyoming.

The Company intends to engage primarily in the development of regenerative medical applications up to the point of successful completion of Phase I and or Phase II clinical trials after which the Company would either attempt to sell or license those developed applications or, alternatively, advance the application further to Phase III clinical trials. The primary factor to be considered by us in arriving at a decision to advance an application further to Phase III clinical trials would be a greater than anticipated indication of efficacy seen in Phase I trials.

A. BASIS OF ACCOUNTING

The financial statements have been prepared using the basis of accounting generally accepted in the United States of America. Under this basis of accounting, revenues are recorded as earned and expenses are recorded at the time liabilities are incurred. The Company has adopted a June 30 year-end.

B. USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

C. CASH EQUIVALENTS

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

D. FAIR VALUE OF FINANCIAL INSTRUMENTS

Fair value is the price that would be received for an asset or the exit price that would be paid to transfer a liability in the principal or most advantageous market in an orderly transaction between market participants on the measurement date.  A fair value hierarchy requires an entity to maximize the use of observable inputs, where available. The following summarizes the three levels of inputs required by the standard that the Company uses to measure fair value:

Level 1:  Quoted prices in active markets for identical assets or liabilities

Level 2:  Observable inputs other than Level 1 prices such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the related assets or liabilities.

Level 3:  Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

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E. INCOME TAXES

The Company accounts for income taxes using the liability method prescribed by ASC 740, “Income Taxes.” Under this method, deferred tax assets and liabilities are determined based on the difference between the financial reporting and tax bases of assets and liabilities using enacted tax rates that will be in effect in the year in which the differences are expected to reverse. The Company records a valuation allowance to offset deferred tax assets if based on the weight of available evidence, it is more-likely-than-not that some portion, or all, of the deferred tax assets will not be realized. The effect on deferred taxes of a change in tax rates is recognized as income or loss in the period that includes the enactment date.

The Company applied the provisions of ASC 740-10-50, “Accounting For Uncertainty In Income Taxes”, which provides clarification related to the process associated with accounting for uncertain tax positions recognized in our financial statements. Audit periods remain open for review until the statute of limitations has passed. The completion of review or the expiration of the statute of limitations for a given audit period could result in an adjustment to the Company’s liability for income taxes. Any such adjustment could be material to the Company’s results of operations for any given quarterly or annual period based, in part, upon the results of operations for the given period. As of  June 30, 2019 the Company had no uncertain tax positions, and will continue to evaluate for uncertain positions in the future.

The Company generated a deferred tax credit through net operating loss carry forward.  However, a valuation allowance of 100% has been established.

Interest and penalties on tax deficiencies recognized in accordance with ACS accounting standards are classified as income taxes in accordance with ASC Topic 740-10-50-19.

F.  BASIC EARNINGS (LOSS) PER SHARE

The Financial Accounting Standards Board (FASB) issued Accounting Standards Codification (ASC) 260, "Earnings Per Share", which specifies the computation, presentation and disclosure requirements for earnings (loss) per share for entities with publicly held common stock. ASC 260 requires the presentation of basic earnings (loss) per share and diluted earnings (loss) per share. The Company has adopted the provisions of ASC 260 effective from inception.

Basic net loss per share amounts is computed by dividing the net income by the weighted average number of common shares outstanding. There were no Common Stock Equivalents as of June 30, 2019.

G. RESEARCH AND DEVELOPMENT COSTS

Research and development expenses relate primarily to the cost of discovery and research programs. Research and development costs are charged to expense as incurred. For the period beginning with inception ( June 12,2020) to June 20, 2020 research and development expenses consisted solely of fees paid to an individual consultant.

H. STOCK BASED COMPENSATION

Stock issued for Non-Employee Services

Stock Based compensation to non-employees is accounted for in accordance with ASC 505-50. ASC 505-50 requires entities to account for non-employee equity transactions based on either the fair value of the services received or the fair value of the equity instrument issued utilizing whichever measurement is most reliable

Pursuant to ASC 505-50-30-11 an issuer shall measure the fair value of the equity instruments in these transactions using the stock price and other measurement assumptions as of the earlier of the following dates, referred to as the measurement date:

i.	The date at which a commitment for performance by the counterparty to earn the equity instruments is reached (a performance commitment); and
ii.	The date at which the counterparty’s performance is complete.
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Stock issued for Employee Compensation

Stock based compensation to employees is accounted for at the award’s fair value at grant, less the amount (if any) paid by the award recipient.

During the period commencing with inception and ending June 30,2020 no stock was issued for either employee compensation or non employee services.

NOTE 2. RECENT ACCOUNTING PRONOUNCEMENTS

The Company has adopted Accounting Standards Update 2014-09, Revenue from Contracts with Customers (Topic 606). The guidance in this Update supersedes the revenue recognition requirements in Topic 605, Revenue Recognition, and most industry-specific guidance throughout the Industry Topics of the Codification.

The core principle of the guidance is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. To achieve that core principle, an entity should apply the following steps: Step 1: Identify the contract(s) with a customer. Step 2: Identify the performance obligations in the contract. Step 3: Determine the transaction price. Step 4: Allocate the transaction price to the performance obligations in the contract. Step 5: Recognize revenue when (or as) the entity satisfies a performance obligation. The Company has adopted the provisions of this ASU effective the fiscal year ended 2020.This guidance did not have a material impact on the Company’s Financial Statements.

On February 2016, the Financial Accounting Standards Board ("FASB") issued Accounting Standards Update ("ASU") 2016-02, Leases (Topic 842). The ASU requires organizations that lease assets, referred to as "lessees," to recognize on the consolidated statement of financial position the rights and obligations created by those leases. The ASU also requires disclosures to help investors and other financial statement users better understand the amount, timing, and uncertainty of cash flows arising from leases. These disclosures include qualitative and quantitative requirements, providing additional information about the amounts recorded in the consolidated financial statements. The ASU on leases became effective for public companies for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2018. The Company has not adopted the provisions of this ASU. This guidance is not expected to have a material impact on the Company’s financial statements.

In June 2018, the FASB issued ASU No. 2018-07, Compensation - Stock Compensation (Topic 718), Improvements to Nonemployee Share-Based Payment Accounting. This ASU is intended to simplify aspects of share-based compensation issued to non-employees by making the guidance consistent with the accounting for employee share-based compensation. This ASU is effective for annual periods beginning after December 15, 2018 and interim periods within those annual periods, with early adoption permitted. The Company has not adopted the provisions of this ASU. This guidance is not expected to have a material impact on the Company’s financial statements.

NOTE 3. GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company generated net losses of $3,859 during the period from June 12, 2020 (inception) through June 30, 2020. This condition raises substantial doubt about the Company's ability to continue as a going concern. The Company's continuation as a going concern is dependent on its ability to meet its obligations, to obtain additional financing as may be required and ultimately to attain profitability. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Management plans to raise additional funds by offering securities for cash. Management has yet to decide what type of offering the Company will use or how much capital the Company will raise. There is no guarantee that the Company will be able to raise any capital through any type of offerings.

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NOTE 4. RELATED PARTY TRANSACTIONS.

On June 13, 2020 the Company issued 9,353,000 common shares to Cell Source Research, the Company’s sole shareholder and an entity under common control, for consideration consisting of payments made on behalf of the Company of $580 for incorporation expenses and of $500 of consulting expenses.

On June 19, 2020 the Company issued a Promissory Note to BST Partners, Inc. (“BST”) in the amount of $1,300 as consideration for the payment by BST of $1,300 of Company expenses. The Note bears no interest and is payable upon the demand of BST.

On June 20, 2020 the Company issued a Promissory Note to David R. Koos in the amount of $1,026 as consideration for the payment by David Koos of $1,000 of Company expenses and as reimbursement to Mr. Koos of $29 of transaction fees incurred by Mr. Koos in connection with the loan. The Note bears no interest and is payable upon the demand of Mr. Koos.

On June 20, 2020 the Company issued a Promissory Note to BST in the amount of $2,500 as consideration for the payment by BST of $2,500 of Company expenses. The Note bears no interest and is payable upon the demand of BST.

On June 29, 2020 the Company issued a Promissory Note to David R. Koos in the amount of $2,500 as consideration for $2,500 loaned to the Company by Mr. Koos. The Note bears no interest and is payable upon the demand of Mr. Koos.

On June 29, 2020 the Company issued a Promissory Note to David R. Koos in the amount of $4,000 as consideration for $4,000 loaned to the Company by Mr. Koos. The Note bears no interest and is payable upon the demand of Mr. Koos.

David R. Koos served as sole officer and Chairman of the Board of Directors of the Company from inception to June 30,2020. David R. Koos also serves as Chairman of the Board of Directors and Chief Executive Officer of Cell Source Research.

BST Partners is controlled by David R. Koos.

NOTE 5: NOTES PAYABLE RELATED PARTY

David Koos ( Note 4)	7,529
BST Partners (Note 4)	3,800
Notes Payable, Related Parties	$11,329

As of June 30, 2020 the Company is indebted to David R. Koos in the amount of $7,529.

As of June 30, 2020 the Company is indebted to BST Partners in the amount of $3,800.

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NOTE 6. STOCKHOLDERS’ EQUITY

The stockholders’ equity section of the Company contains the following class of capital stock as of June 30, 2020:

Common stock, $ 0.0001 par value; 100,000,000 shares authorized: 9,353,000  shares issued and outstanding.

With respect to each matter submitted to a vote of stockholders of the Corporation, each holder of Common Stock shall be entitled to cast that number of votes which is equivalent to the number of shares of Common Stock owned by such holder times one (1).

On any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of the Common Stock shall receive, out of assets legally available for distribution to the Company’s stockholders, a ratable share in the assets of the Corporation.

NOTE 7: INCOME TAXES

As of June 30, 2020

Deferred tax assets:
Net operating tax carry forwards	$3,859
Other	-0-
Gross deferred tax assets	3,859
Valuation allowance	(3,859)
Net deferred tax assets	$-0-

As of June 30, 2020 the Company has a Deferred Tax Asset of $3,859 completely attributable to net operating loss carry forwards of approximately $3,859   (which expire 20 years from the date the loss was incurred).

Realization of deferred tax assets is dependent upon sufficient future taxable income during the period that deductible temporary differences and carry forwards are expected to be available to reduce taxable income. The achievement of required future taxable income is uncertain.

In addition, if as a result of a stock transfer or a reorganization, a corporation undergoes an “ownership change,” Code Section 382 limits the corporation’s right to use its NOLs each year thereafter to an annual percentage of the fair market value of the corporation at the time of the ownership change (the “Section 382 Limitation”).

A corporation is considered to undergo “an ownership change” if, as a result of changes in the stock ownership by “5-percent shareholders” or as a result of certain reorganizations, the percentage of the corporation’s stock owned by those 5-percent shareholders increases by more than 50 percentage points over the lowest percentage of stock owned by those shareholders at any time during the prior three-year testing period. Five-percent shareholders are persons who hold 5% or more of the stock of a corporation at any time during the testing period as well as certain groups of shareholders (based typically on whether they acquired their shares in a single offering or exchange transaction) who are not individually 5-percent shareholders.

As the Company will require cash infusions in order to implement its business plan, and as it is probable, although not guaranteed, that such funding needs may be met through the sale of equity securities to “5-percent shareholders”, the Company recognized a valuation allowance equal to the deferred Tax Asset and the Company recorded a valuation allowance reducing all deferred tax assets to 0.

Income tax is calculated at the 21% Federal Corporate Rate.

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NOTE 8. STOCK TRANSACTIONS

Common Stock

On June 13, the Company issued 9,353,000 common shares to Cell Source Research, the Company’s sole shareholder and an entity under common control, for consideration consisting of payments made on behalf of the Company of $580 for incorporation expenses and of $500 of consulting expenses.

NOTE 19. SUBSEQUENT EVENTS

On July 7, 2020 the Company entered into an agreement with Dr. Stephen Hake whereby Dr. Hake agreed to serve as a member of the Company’s Scientific Advisory Board. Pursuant to the Agreement the Company is obligated to issue to Dr. Hake 40,000 of the Company’s common shares within 20 days of the execution of the Agreement.

On July 7, 2020 the Company entered into an agreement with Dr. Jason Garber whereby Dr. Garber agreed to serve as a member of the Company’s Scientific Advisory Board. Pursuant to the Agreement the Company is obligated to issue to Dr. Hake 25,000 of the Company’s common shares within 20 days of the execution of the Agreement.

On July 8, 2020 the Company issued 40,000 common shares to Dr. Stephen Hake

On July 8, 2020 the Company issued 25,000 common shares to Dr. Jason Garber.

On July 8, 2020 the Company issued a Promissory Note to David R. Koos in the amount of $2,000 as consideration for $2,000 loaned to the Company by Mr. Koos. The Note bears no interest and is payable upon the demand of Mr. Koos.

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MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Critical Accounting Policies

Section 107 of the JOBS Act provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards that have different effective dates for public and private companies. We have elected to take advantage of this extended transition period, and thus, our financial statements may not be comparable to those of other reporting companies.

Material Changes in Results of Operations

As the Company has only been in existence since June 12, 2020 no meaningful analysis of material changes in operations can be provided.

Liquidity and Capital Resources

From inception to June 30, 2020 the Company has met its cash needs by borrowing from related parties including the Company’s Chief Executive Officer and a corporation controlled by the Company’s Chief Executive Officer. In the absence of third party capital funding, the Company intends to rely significantly upon loans from related parties to meet our cash requirements over the next twelve months therefore we have concluded that we will be able to satisfy our cash requirements over the next twelve month. However, we have not entered into written agreements guaranteeing funds and, therefore, no one, including any related party, is obligated to provide funds to us in the future.

Although we feel we will be able to satisfy our cash requirements over the next twelve months, we also feel that we shall be required to seek additional financing in the future. Management plans to raise additional funds by obtaining governmental and non governmental grants as well as offering securities for cash. Management has yet to decide what type of offering the Company will use or how much capital the Company will raise. There is no guarantee that the Company will be able to raise any capital through any type of offerings. Management can give no assurance that any governmental or non governmental grant will be obtained by the Company despite the Company’s best efforts.

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CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

During our most two most recent fiscal year there have been no changes in or disagreements with our independent registered public accountant.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

David R. Koos

David R. Koos, 62 has served as Chairman of the Board of Directors, Chief Executive Officer, President, Secretary and Treasurer from inception to the date of this document. David R. Koos served as Chief Financial Officer since inception to July 21, 2020. David Koos is the co inventor of the inventions granted United States Patent 10,472,351 B2 (“SMALL MOLECULE AGONISTS AND ANTAGONISTS OF NR2F6 ACTIVITY IN ANIMALS”) and United States Patent 10 ,030, 227 B2 (CANINE AUTOLOGOUS IMMUNOTHERAPY USING DENDRITIC CELL INDUCED CANCER KILLING IMMUNOCYTES) and United States Patent 10,716,810 (CANINE AUTOLOGOUS IMMUNOTHERAPY USING DENDRITIC CELL INDUCED CANCER KILLING IMMUNOCYTES). David Koos has authored or co-authored more than 15 peer reviewed publications primarily in the biotechnology field.

Education:

DBA - Finance (December 2003)

Atlantic International University

Ph.D. - Sociology (September 2003)

Atlantic International University

MA - Sociology (June 1983)

University of California - Riverside, California

Five Year Employment History:

Position:	Company Name:	Employment Dates:
Chairman, President, Chief Executive Officer, Secretary, Acting Chief Financial Officer, Principal Accounting Officer	Entest Group, Inc.	June 19, 2009 to November 28, 2018
Chairman, President, Chief Executive Officer, Secretary, Chief Financial Officer, Principal Accounting Officer	Entest BioMedical, Inc.( a California corporation)	August 22,2008 to the Present
Chairman and CEO	Regen Biopharma, Inc.	April 24, 2012 to January 22,2020
Acting CFO	Regen Biopharma, Inc.	April 24, 2012 to February 11, 2015
President	Regen Biopharma, Inc.	May 29, 2013 to October 9, 2013
Chairman, CEO	Zander Therapeutics, Inc.	February 2017 to January 22,2020
Sole Officer and Director	Cell Source Research, Inc.	March 24, 2003 to the Present
Chairman, President, CEO and Acting CFO	Bio-Matrix Scientific Group, Inc.	June 14, 2006 (Chairman) to July 31;2019 June 19, 2006 (President, CEO and Acting CFO); June 19, 2006 (Secretary) to July 31, 2019
Chairman & CEO	BST Partners Inc. (A California Corporation)	November 30, 2018 to the Present
Chairman & CEO	BST Partners Inc. (A Wyoming Corporation)	March 17, to 2017 to the Present
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Joseph G. Vaini

Joseph G. Vaini, 58, has served as Chief Financial Officer since July21,2020. For the past ten years Mr. Vaini has been a freelance independent consultant assisting microcap companies in complying with securities laws and regulation as well as assisting companies in the preparation of GAAP compliant financial statements. Over the past five years Mr. Vaini has provided consulting services to Bio- Matrix Scientific Group, Inc., Regen Biopharma, Inc. , Entest Group, Inc., and Zander Therapeutics, Inc. Mr. Vaini does not possess a college degree. Mr. Vaini worked as a registered securities representative holding a Series 7 and Series 63 License between 1989 and 1995

TRANSACTIONS WITH RELATED PERSONS

The Company utilizes approximately 2,300 square feet of office space at 4700 Spring Street, Suite 304, La Mesa California, 91941 provided to the Company by the Company’s Chief Executive Officer on a month to month basis free of charge.

On June 13,2020 the Company issued 9,353,000 common shares to Cell Source Research, the Company’s sole shareholder and an entity under common control, for consideration consisting of payments made on behalf of the Company of $580 for incorporation expenses and of $500 of consulting expenses.

On June 19, 2020 the Company issued a Promissory Note to BST Partners, Inc. (“BST”) in the amount of $1,300 as consideration for the payment by BST of $1,300 of Company expenses. The Note bears no interest and is payable upon the demand of BST.

On June 20, 2020 the Company issued a Promissory Note to David R. Koos in the amount of $1,026 as consideration for the payment by David Koos of $1,000 of Company expenses and as reimbursement to Mr. Koos of $29 of transaction fees incurred by Mr. Koos in connection with the loan. The Note bears no interest and is payable upon the demand of Mr. Koos.

On June 20, 2020 the Company issued a Promissory Note to BST in the amount of $2,500 as consideration for the payment by BST of $2,500 of Company expenses. The Note bears no interest and is payable upon the demand of BST.

On June 29, 2020 the Company issued a Promissory Note to David R. Koos in the amount of $2,500 as consideration for $2,500 loaned to the Company by Mr. Koos. The Note bears no interest and is payable upon the demand of Mr. Koos.

On June 29, 2020 the Company issued a Promissory Note to David R. Koos in the amount of $4,000 as consideration for $4,000 loaned to the Company by Mr. Koos. The Note bears no interest and is payable upon the demand of Mr. Koos.

David R. Koos served as sole officer and Chairman of the Board of Directors of the Company from inception to June 30,2020. David R. Koos also serves as Chairman of the Board of Directors and Chief Executive Officer of Cell Source Research.

BST Partners is controlled by David R. Koos.

On July 8, 2020 the Company issued a Promissory Note to David R. Koos in the amount of $2,000 as consideration for $2,000 loaned to the Company by Mr. Koos. The Note bears no interest and is payable upon the demand of Mr. Koos.

On July 14,2020 intellectual property controlled by the Company’s Chief Executive Officer and a corporation controlled by the Company’s Chief Executive Officer was assigned to the Company.

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CORPORATE GOVERNANCE

Code of Ethics

On July 20, 2020 we adopted a Code of Ethics pursuant to Section 406 of the Sarbanes-Oxley Act of 2002.

Director Independence

Audit Committee and Audit Committee Financial Expert

The members of the Company’s board of Directors may not be considered independent. The Company is not a "listed company" under Securities and Exchange Commission (“SEC”) rules and is therefore not required to have an audit committee comprised of independent directors. The Company does not currently have an audit committee, however, for certain purposes of the rules and regulations of the SEC and in accordance with the Sarbanes-Oxley Act of 2002, the Company’s  Board of Directors is deemed to be its  audit committee and as such functions as an audit committee and performs some of the same functions as an audit committee including: (1) selection and oversight of our independent accountant; (2) establishing procedures for the receipt, retention and treatment of complaints regarding accounting, internal controls and auditing matters; and (3) engaging outside advisors. The Board of Directors has determined that its member is able to read and understand fundamental financial statements and has substantial business experience that results in that member's financial sophistication. Accordingly, the Board of Directors believes that its member has the sufficient knowledge and experience necessary to fulfill the duties and obligations that an audit committee would have.

Nominating and Compensation Committees

The Company does not have standing nominating or compensation committees, or committees performing similar functions. The board of directors believes that it is not necessary to have a compensation committee at this time because the functions of such committee are adequately performed by the board of directors. The board of directors also is of the view that it is appropriate for the Company not to have a standing nominating committee because the board of directors has performed and will perform adequately the functions of a nominating committee. The Company is not a "listed company" under SEC rules and is therefore not required to have a compensation committee or a nominating committee.

Shareholder Communications

There has not been any defined policy or procedure requirements for stockholders to submit recommendations or nomination for directors. There are no specific, minimum qualifications that the board of directors believes must be met by a candidate recommended by the board of directors. Currently, the entire board of directors decides on nominees, on the recommendation of any member of the board of directors followed by the board’s review of the candidates’ resumes and interview of candidates. Based on the information gathered, the board of directors then makes a decision on whether to recommend the candidates as nominees for director. The Company does not pay any fee to any third party or parties to identify or evaluate or assist in identifying or evaluating potential nominee.

Because the Chief Executive Officer of the Company is also the Chairman of the Board of Directors of the Company, the Board of Directors has determined not to adopt a formal methodology for communications from shareholders on the belief that any communication would be brought to the Board of Directors’ attention by virtue of the co-extensive capacities of the Chairman of the Board of Directors.

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SUMMARY COMPENSATION TABLES

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards ($)	Restricted Stock Awards ($)	Option Awards ($)	Non Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
David Koos, Chairman, President, CEO, CFO ( inception to__,2020)	2020	0	0	0	0	0	0	0	0	0
Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards ($)	Restricted Stock Awards ($)	Option Awards ($)	Non Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Joseph G. Vaini CFO (since__,2020)	2020	0	0	0	0	0	0	0	0	0

Employment Agreements

Neither of David Koos or Joseph Vaini are party to an employment agreement with the Company and serve at the pleasure of the Board of Directors. Both of David R. Koos and Joseph Vaini have agreed to forego any and all salary to be paid by the Company until such time as the Company has secured funding of at least $600,000 of net proceeds to SYBLEU INC.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information known to the Company with respect to the beneficial ownership of each class of the Company’s capital stock as of July 21, 2020 for (1) each person known by the Company to beneficially own more than 5% of each class of the Company’s voting securities, (2) each executive officer, (3) each of the Company’s directors and (4) all of the Company’s executive officers and directors as a group.

Based on 9,418,000 Common Shares Outstanding as of July 21, 2020

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage
Common	Cell Source Research, Inc.	9,353,000	99.3%

Pro Forma taking account the Distribution of 9,352,119 Common Shares to be distributed to shareholders

Title and Class	Name and Address of Beneficial Owner	Amount of Nature of Beneficial Ownership	%
Common	David Koos, Chairman and CEO c/o SYBLEU INC.	6,113,508	65%
Common	Joseph Vaini , CFO c/o SYBLEU INC	210,790	2%
Common	Timothy Foat C/O TGF Consulting LLC 1204 Tangerine Street El Cajon, CA 92021	850,000	9%
Common	Heather Cassady C/O ZenData LLC 1391 Broadway Street, Unit B El Cajon, CA 92021	800,000	8%
Common	Officers and Directors as a Group	6,324,298	67%
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AVAILABLE INFORMATION

We have filed a registration statement on Form S-1 under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus. This prospectus is filed as a part of that registration statement and does not contain all of the information contained in the registration statement and exhibits. We refer you to our registration statement and each exhibit attached to it for a more complete description of matters involving us, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials. You may inspect the registration statement and exhibits and schedules filed with the Securities and Exchange Commission at the Commission’s principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 100 F Street NE, Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission. In addition, we will file electronic versions of our annual and quarterly reports on the Commission’s Electronic Data Gathering Analysis and Retrieval, or EDGAR System. Our registration statement and the referenced exhibits can also be found on this site as well as our quarterly and annual reports. We will not send the annual report to our shareholders unless requested by the individual shareholders.

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DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES.

Under applicable provisions of the Wyoming Business Corporation Act we can indemnify our directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). Section 6.01 of our Bylaws states the SYBLEU shall indemnify the directors, officers, agents and employees of the Company in the manner and to the full extent provided in the General Corporation Law of the State of Wyoming.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

9,352,119 Shares of

Common Stock

SYBLEU INC.

PROSPECTUS

______2020

No dealer, salesperson or other person has been authorized to give any information or to make any representations other than those contained in this prospectus in connection with the offering made by this prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized by our Company or the Distributing Security Holder.  This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than those specifically offered hereby or an offer to sell or a solicitation of an offer to buy any of these securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation.  Except where otherwise indicated, this prospectus speaks as of the effective date of the registration statement.  Neither the delivery of this prospectus nor any sale hereunder shall under any circumstances create any implication that there has been no change in the affairs of our Company since the date hereof.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Other Expenses of Issuance and Distribution

The estimated expenses of this offering in connection with the issuance and distribution of the securities being registered, all of which are to be paid by the Registrant, are as follows:

Securities and Exchange Commission Filing Fee	$1.23
Accountant’s Fees	$5,400.00
Total	$5,401.23

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 17-16-851 of the Wyoming Business Corporation Act provides that a corporation may indemnify a director against liability incurred in a proceeding if:

(i) (A) the director conducted himself in good faith; and

(B) he reasonably believed that his conduct was in or at least not opposed to the corporation’s best interests; and

(C) in the case of any criminal proceeding, the director had no reasonable cause to believe his conduct was unlawful; or

(ii) the director engaged in conduct for which broader indemnification has been made permissible or obligatory under a provision of the articles of incorporation, as authorized by Section 17-16-202(b)(v) of the Wyoming Business Corporation Act.

A director’s conduct with respect to an employee benefit plan for a purpose the director reasonably believed to be in the interests of the participants in and beneficiaries of the plan is conduct that satisfies the requirement of subparagraph (a)(i)(B) of Section 17-16-851.

The termination of a proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent is not, of itself, determinative that the director did not meet the standard of conduct described in Section 17-16-851.

Section 6.01 of our Bylaws states the SYBLEU shall indemnify the directors, officers, agents and employees of the Company in the manner and to the full extent provided in the General Corporation Law of the State of Wyoming.

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RECENT SALES OF UNREGISTERED SECURITIES

Common Shares

On June 13, the Company issued 9,353,000 common shares to Cell Source Research, the Company’s sole shareholder and an entity under common control, for consideration consisting of payments made on behalf of the Company of $580 for incorporation expenses and of $500 of consulting expenses.

The Shares were issued pursuant to Section 4(a) (2) of the Securities Act of 1933, as amended (the “Act”). No underwriters were retained to serve as placement agents for the sale. The shares were sold directly through our management. No commission or other consideration was paid in connection with the sale of the shares. There was no advertisement or general solicitation made in connection with this Offer and Sale of Shares. A legend was placed on the certificate that evidences the Shares stating that the Shares have not been registered under the Act and setting forth or referring to the restrictions on transferability and sale of the Shares.

On July 8, 2020 the Company issued 40,000 common shares to Dr. Stephen Hake as consideration for services

The Shares were issued pursuant to Section 4(a) (2) of the Securities Act of 1933, as amended (the “Act”). No underwriters were retained to serve as placement agents for the sale. The shares were sold directly through our management. No commission or other consideration was paid in connection with the sale of the shares. There was no advertisement or general solicitation made in connection with this Offer and Sale of Shares. A legend was placed on the certificate that evidences the Shares stating that the Shares have not been registered under the Act and setting forth or referring to the restrictions on transferability and sale of the Shares.

On July 8, 2020 the Company issued 25,000 common shares to Dr. Jason Garber as consideration for services

The Shares were issued pursuant to Section 4(a) (2) of the Securities Act of 1933, as amended (the “Act”). No underwriters were retained to serve as placement agents for the sale. The shares were sold directly through our management. No commission or other consideration was paid in connection with the sale of the shares. There was no advertisement or general solicitation made in connection with this Offer and Sale of Shares. A legend was placed on the certificate that evidences the Shares stating that the Shares have not been registered under the Act and setting forth or referring to the restrictions on transferability and sale of the Shares.

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EXHIBITS

Exhibit Index
3(i)	Articles of Incorporation
3(ii)	Bylaws
5.1	Opinion Regarding Legality
10.1	Agreement Dr. Steven Hake
10.2	Agreement Dr. Jason Garber
10.3	Promissory Note BST Partners $1,300
10.4	Promissory Note David Koos $1,026
10.5	Promissory Note BST Partners $2,500
10.6	Promissory Note David Koos $2,500
10.7	Promissory Note David Koos $4,000
10.8	Promissory Note David Koos $2,000
10.9	Zendata LLC Agreement
10.10	TGF Consulting Agreement
14.1	Code of Ethics
99.1	Opinion Regarding Tax Matters
23.1	Consent BF Borgers
23.2	Consent Herman Pettergrove
23.3	Consent William Aul

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UNDERTAKINGS

The Registrant hereby undertakes the following:

(a)(1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i) include any Prospectus required by Section 10(a)(3) of the Securities Act;

(ii) reflect in the Prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement, but notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) include any additional or changed material information of the plan of distribution.

For (2) determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

File a (3) post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 24 above, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification relative to alleged Securities Act violations (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person, the Registrant will submit to a court of appropriate jurisdiction the question of whether such indemnification is against public policy and will be governed by the final adjudication of such issue.

(c) That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

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Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of La Mesa, State of California, on August 14 ,2020.

SYBLEU INC.

By:	/s/ David R. Koos
David R. Koos
Chief Executive Officer, Principal Executive Officer
August 14, 2020

By:	/s/ Joseph Vaini
Joseph Vaini
Principal Accounting Officer
August 14, 2020

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT ON FORM S-1 HAS BEEN SIGNED BY OR ON BEHALF OF THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED:

Signature	Title	Date

/s/ David R. Koos	Principal Executive Officer	August 14, 2020
David R. Koos

/s/ Joseph Vaini	Principal Accounting Officer	August 14, 2020
Joseph Vaini

/s/ David R. Koos	Director	August 14, 2020
David R. Koos

/s/ Joseph Vaini	Principal Financial Officer	August 14, 2020
Joseph Vaini
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